UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                  Schedule 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|_|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                            REGENCY AFFILIATES, INC.

(Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)    Title of each class of Securities to which Transaction applies:
2)    Aggregate number of securities to which Transaction applies:
3) Per unit price or other underlying value of Transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)    Proposed maximum aggregate value of Transaction:
5)    Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1)    Amount Previously Paid:

            2)    Form, Schedule or Registration Statement No.:

            3)    Filing Party:

            4)    Date Filed:

                            REGENCY AFFILIATES, INC.

                           610 N.E. JENSEN BEACH BLVD.

                             JENSEN BEACH, FL 34957
                                 (772) 334-8181

December ___, 2005

Dear Stockholder:

      You are cordially invited to attend a Special Meeting of Stockholders of Regency Affiliates, Inc. on January ___, 2006, at 10:00 a.m., at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders and in this Proxy Statement. We look forward to greeting those stockholders who are able to attend.

      At this important meeting, you will be asked to vote on a proposal to effectuate a proposed transaction that, if approved, is expected to result in termination of the registration of Regency's common stock under the federal securities laws and thereby eliminate the significant expense required to comply with the reporting and related requirements under those laws. The proposed transaction will reduce the number of common stockholders of record to fewer than 300, permitting Regency to file for termination of registration of its common stock under the federal securities laws. The reduction in the number of common stockholders will be accomplished by amending our certificate of incorporation to provide for a 1-for-100 reverse stock split, followed immediately by a 50-for-1 forward stock split of our common stock. The proposed certificates of amendment to the certificate of incorporation are attached as Appendix B to the accompanying proxy statement.

      If approved at the Special Meeting, the transaction will affect Regency's common stockholders as follows:

COMMON STOCKHOLDER
BEFORE THE TRANSACTION            NET EFFECT AFTER THE TRANSACTION
-------------------------------   ----------------------------------------------

common stockholder holding 100    The common stockholder will receive one-half
or more shares:                   the number of shares of common stock held by
                                  such stockholder prior to the transaction, except such stockholder will receive $6.50 in cash per share, without interest, for any fractional share that would result from the forward stock split.

common stockholder holding        The common stockholder will receive from
fewer than 100 shares:            Regency $6.50 in cash per share, without
                                  interest.

      Because Regency has a large number of common stockholders who own fewer than 100 shares, we expect that the number of common stockholders of record will be reduced from approximately 2,327 to approximately 118. Regency expects that approximately 21,512 shares will be purchased as a result of the transaction for a total cash purchase price of approximately $139,828. As a result of such purchases and the reverse and forward stock splits, the number of outstanding common shares will be reduced to approximately 1,549,950 common shares from the 3,113,412 common shares outstanding as of December 12, 2005.

      After careful consideration, the Board of Directors, including both independent directors, has concluded that the costs associated with being a Securities and Exchange Commission ("SEC") reporting company, especially in light of the additional costs associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002, are not justified by the benefits. Regency estimates that it will save up to approximately $250,000 annually and up to $150,000 in one-time Section 404 compliance costs by terminating the registration of its common stock. We believe that these cost-savings will be in the best interest of Regency and its stockholders who remain after the transaction. Although our common stock will no longer be quoted on the Over the Counter Bulletin Board maintained by the NASD if the transaction is completed, we believe that our shares would be quoted on the "pink sheets" and our remaining stockholders would be able to trade their shares in the over-the-counter markets. In addition, the transaction would allow our common stockholders who hold fewer than 100 shares immediately before the transaction the opportunity to receive cash for their shares at a premium to recent trading prices of our common stock, without having to pay brokerage commissions and other transaction costs.

      The independent directors were authorized to determine whether to proceed with the proposed transaction and to determine the price to pay for fractional shares and the size of the reverse stock split. In connection with their review of the proposed transaction, the independent directors were advised by Sanders Morris Harris Inc., an independent financial adviser, and Eaton & Van Winkle LLP, independent legal counsel. Based on the independent directors' determination of the fairness of the proposed transaction, and in reliance on a fairness opinion received from Sanders Morris Harris, the board of directors adopted the recommendation of the independent directors and authorized the proposed transaction.

      YOUR BOARD OF DIRECTORS BELIEVES THAT THE TRANSACTION IS IN THE BEST INTERESTS OF REGENCY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL REQUIRED TO EFFECTUATE THE TRANSACTION. The enclosed proxy statement includes a discussion of the alternatives and factors considered by the board in connection with the board's approval of the transaction. See "Special Factors -- Background of the Transaction - Board and Independent Director Deliberations;" "Special Factors -- Fairness of the Transaction" and "Special Factors - Recommendation of the Board."

      Consummation of the transaction is subject to certain conditions, including the affirmative vote of at least a majority of the shares of Regency's common stock entitled to vote at the Special Meeting. It is anticipated that the transaction will become effective at 11:59 p.m. on January ___, 2006, or as soon as reasonably practicable thereafter. Details of the proposed transaction are set forth in the accompanying proxy statement, which we urge you to read carefully in its entirety.

      Each of the Company's directors and executive officers as well as Royalty, which owns a majority of the total issued and outstanding shares of the Company's common stock, has indicated their intent to vote "FOR" the proposal required to approve the Transaction. Accordingly, the Company expects that the proposal will be approved.

      PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE.

      Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

Sincerely,


/s/ Laurence S. Levy
President and Chief Executive Officer

                            REGENCY AFFILIATES, INC.
                           610 N.E. JENSEN BEACH BLVD.
                             JENSEN BEACH, FL 34957
                                 (772) 334-8181

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY ___ 2006

December ___, 2005

To the Stockholders of Regency Affiliates, Inc.:

      NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Regency Affiliates, Inc., a Delaware corporation (the "Company" or " Regency "), will be held at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York , on January ___, 2006, at 10:00 a.m., for the following purpose:

o To consider and vote upon a proposal to amend the Company's certificate of incorporation to effect a 1-for-100 reverse stock split of the Company's common stock (the "Reverse Stock Split"), immediately followed by a 50-for-1 forward stock split (the "Forward Stock Split" and collectively with the Reverse Stock Split, the "Transaction").

      As a result of the Transaction, (a) each stockholder owning fewer than 100 shares of common stock immediately before the Transaction will receive from the Company $6.50 in cash, without interest, for each of such stockholder's shares of the Company's common stock; and (b) each share of common stock held by a stockholder owning 100 or more shares will represent one-half share of the Company after completion of the Transaction, except that the Company will issue cash in lieu of fractional shares that would remain after the Forward Stock Split. The proposed certificates of amendment to the certificate of incorporation, which effectuate the Transaction, are attached as Appendix B to this proxy statement.

      Owners of record of the Company's common stock at the close of business on December 30, 2005, the record date, will be entitled to vote at the meeting. If your shares are held in the name of a broker, trust or other nominee (often referred to as held in "street name"), you must instruct them on how to vote your shares. Whether or not you plan to attend the meeting, please date, sign and mail the enclosed proxy in the envelope provided. Thank you for your cooperation.

      The Board of Directors has carefully considered the terms of the Transaction and believes that the Transaction is fair to, and in the best interests of, Regency's stockholders. The Board of Directors unanimously recommends that you vote "FOR" the proposal, which will effectuate the Transaction.

By Order of the Board of Directors


/s/ Laurence S. Levy
President and Chief Executive Officer

      PLEASE SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE

      NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS: APPROVED OR DISAPPROVED OF THE TRANSACTION; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            REGENCY AFFILIATES, INC.
                          610 N.E. JENSEN BEACH BLVD.
                             JENSEN BEACH, FL 34957
                                 (772) 334-8181

December ___, 2005

                               PROXY STATEMENT FOR
                                JANUARY ___, 2006
                         SPECIAL MEETING OF STOCKHOLDERS

                                  INTRODUCTION

      This Proxy Statement is furnished to the holders of common stock of Regency Affiliates, Inc., a Delaware corporation (the "Company" or "Regency"), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Special Meeting of Stockholders (the "Special Meeting") to be held at the offices of Katten Muchin Rosenman LLP, 575 Madison, New York, New York, on January ____, 2006, at 10:00 a.m., local time, and is being mailed to the stockholders on or about the date set forth above.

      All shares represented by properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the stockholder's directions specified on the proxy or, in the absence of specific instructions to the contrary, will be voted in accordance with the unanimous recommendation of the Board of Directors, which is:

o FOR the proposal to amend the Company's certificate of incorporation to effect a 1-for-100 reverse stock split of the Company's common stock, par value $0.01 per share (the "Reverse Stock Split"), immediately followed by a 50-for-1 forward stock split (the "Forward Stock Split" and collectively with the Reverse Stock Split, the "Transaction").

      As a result of the Transaction, (a) each stockholder owning fewer than 100 shares of common stock immediately before the Transaction will receive from the Company $6.50 in cash, without interest, for each of such stockholder's shares of the Company's common stock; and (b) each share of common stock held by a stockholder owning 100 or more shares will represent one-half share of the Company after completion of the Transaction, except that the Company will issue cash in lieu of fractional shares that would remain after the Forward Stock Split.

      If the Transaction is approved, as permitted by Delaware law, common stockholders whose shares are converted into less than one whole share in the Reverse Stock Split (meaning they held fewer than 100 shares at the effective time of the reverse split) will receive a cash payment from Regency for their fractional shares interests equal to $6.50 cash, without interest, for each share of common stock they held immediately prior to the Reverse Stock Split.

      Stockholders who own 100 or more shares of common stock at the effective time of the Transaction will not be entitled to receive any cash for their fractional share interests resulting from the Reverse Stock Split. The Forward Stock Split that will immediately follow the Reverse Stock Split will reconvert their whole share and fractional share interests into one-half the number of shares of common stock they held immediately prior to the effective time of the Reverse Stock Split, except that fractional shares that would remain after the Forward Stock Split will be cashed out by the Company.

      After the Transaction, Regency anticipates that it will have approximately 118 common stockholders of record. In the event that there are fewer than 300 common stockholders of record following the Transaction, Regency intends to file a Form 15 with the Securities and Exchange Commission to terminate registration of its common stock under the federal securities laws. As a result, Regency would no longer be subject to the annual and periodic reporting requirements under the federal securities laws that are applicable to Securities and Exchange Commission ("SEC") reporting companies. In addition, Regency common stock would cease to be quoted on the Over the Counter Bulletin Board, any trading in Regency's common stock after the Transaction and deregistration of the common stock will only occur in the over-the-counter market or in privately negotiated sales, and Regency's common stock will likely only be quoted in the "pink sheets."

      This Transaction cannot occur unless the holders of more than a majority of the issued and outstanding shares of Regency's common stock approve the proposal to effect the Transaction. If the proposal is approved, Regency intends to file the proposed certificates of amendment to the certificate of incorporation, which are attached as Appendix B to this proxy statement.

      Each of the Company's directors and executive officers as well as Royalty, which owns a majority of the total issued and outstanding shares of the Company's common stock, has indicated their intent to vote "FOR" the proposal required to approve the Transaction. Accordingly, the Company expects that the proposal will be approved.

      A proxy may be revoked, without affecting any vote previously taken, by written notice mailed to the Company or delivered in person at the meeting, by filing a duly executed, later dated proxy, or by attending the meeting and voting in person.

      Only stockholders of record at the close of business on December 30, 2005, are entitled to notice of and to vote at the Special Meeting. Each share so held entitles the holder thereof to one vote upon each matter to be voted on. As of the December 12, 2005, the Company had outstanding 3,113,412 shares of common stock. The presence of holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Special Meeting, either in person or represented by a properly executed proxy, is necessary to constitute a quorum for the transaction of business at the Special Meeting.

      This document provides you with detailed information about the proposed Transaction. Please see "Where You Can Find More Information" for additional information about Regency on file with the Securities and Exchange Commission.

      This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about December ___, 2005.

                                TABLE OF CONTENTS

SUMMARY TERM SHEET.............................................................1
      THE TRANSACTION..........................................................1
      VOTE REQUIRED............................................................2
      THE VOTING MATERIALS.....................................................2
      TIME AND PLACE OF THE SPECIAL MEETING....................................3
      SOLICITATION OF PROXIES..................................................3
      SHARES THAT CAN BE VOTED.................................................3
      OWNERSHIP OF SHARES......................................................3
      ATTENDANCE AT THE SPECIAL MEETING AND ELIGIBILITY TO VOTE................3
      VOTING OF SHARES WITHOUT ATTENDING THE SPECIAL MEETING...................3
      COUNTING OF VOTES........................................................4
      NO APPRAISAL OR DISSENTERS' RIGHTS; ESCHEAT LAWS.........................4
      PURPOSE OF AND REASONS FOR THE TRANSACTION...............................4
      BENEFITS OF THE TRANSACTION..............................................4
      DISADVANTAGES OF THE TRANSACTION.........................................5
      FAIRNESS OF THE TRANSACTION..............................................6
      RECENT MARKET PRICE OF REGENCY'S COMMON STOCK............................6
      FAIRNESS OPINION OF SANDERS MORRIS HARRIS INC............................6
      EFFECTS OF THE TRANSACTION...............................................7
      ALTERNATIVES CONSIDERED..................................................8
      CONDITIONS TO COMPLETION OF THE TRANSACTION..............................8
      RESERVATION OF RIGHTS....................................................8
      SOURCE OF FUNDS; FINANCING OF THE TRANSACTION............................8
      CONFLICTS OF INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS
      AND AFFILIATES...........................................................8
      EXCHANGE OF CERTIFICATES.................................................9
      EFFECTUATION OF THE TRANSACTION..........................................9
      DATE OF COMPLETION OF THE TRANSACTION....................................9
      U.S. FEDERAL INCOME TAX CONSEQUENCES.....................................9
QUESTIONS AND ANSWERS ABOUT RESTRUCTURING YOUR SHARE OWNERSHIP.................9
SPECIAL FACTORS...............................................................10
      BACKGROUND OF THE TRANSACTION -- BOARD AND INDEPENDENT
      DIRECTOR DELIBERATIONS..................................................10
      PURPOSE OF AND REASONS FOR THE TRANSACTION..............................12
      BENEFITS OF THE TRANSACTION.............................................12
      DISADVANTAGES OF THE TRANSACTION........................................13
      TIMING OF THE TRANSACTION...............................................14
      ALTERNATIVES CONSIDERED.................................................14
      FAIRNESS OF THE TRANSACTION.............................................15
      RECOMMENDATION OF THE BOARD.............................................17
      INTERESTS OF REGENCY'S DIRECTORS AND EXECUTIVE OFFICERS
      AND AFFILIATES IN THE TRANSACTION.......................................17
      OPINION AND REPORT OF SANDERS MORRIS HARRIS INC.........................18
      CERTAIN EFFECTS OF THE TRANSACTION......................................22
      CONDUCT OF REGENCY'S BUSINESS AFTER THE TRANSACTION.....................24
      CONDITIONS TO THE COMPLETION OF THE TRANSACTION.........................25
      SOURCE OF FUNDS AND FINANCING OF THE TRANSACTION........................25
      ANTICIPATED ACCOUNTING TREATMENT........................................25
      U.S. FEDERAL INCOME TAX CONSEQUENCES....................................25
      REGULATORY APPROVALS....................................................28
      NO APPRAISAL OF DISSENTERS' RIGHTS; ESCHEAT LAWS........................28
      RESERVATION OF RIGHTS...................................................28
      EXAMPLES................................................................28
MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS.......................30
      MARKET PRICES OF THE COMMON STOCK.......................................30
      DIVIDEND POLICY.........................................................30

      TRANSFER AGENT..........................................................30
      REGENCY REPURCHASES OF SECURITIES.......................................30
      STOCK PURCHASES BY AFFILIATES...........................................30
THE SPECIAL MEETING...........................................................31
      GENERAL.................................................................31
      WHO CAN VOTE AT AND ATTEND THE SPECIAL MEETING..........................31
      VOTE REQUIRED...........................................................32
      VOTING AND REVOCATION OF PROXIES........................................32
      RECOMMENDATION OF THE BOARD OF DIRECTORS................................32
THE PROPOSED AMENDMENT........................................................33
      THE STRUCTURE OF THE TRANSACTION........................................33
      CONVERSION OF SHARES IN THE TRANSACTION.................................33
      EXCHANGE OF CERTIFICATES................................................34
      TIME OF CLOSING.........................................................35
FINANCIAL INFORMATION.........................................................36
MANAGEMENT OF REGENCY.........................................................42
      DIRECTORS...............................................................42
      EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS................................42
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS...............................43
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS........................44
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................45
COST OF SOLICITATION OF PROXIES...............................................45
STOCKHOLDER PROPOSALS.........................................................46
OTHER MATTERS.................................................................46
WHERE YOU CAN FIND MORE INFORMATION...........................................46
DOCUMENTS INCORPORATED BY REFERENCE...........................................47

APPENDICES:

APPENDIX A: Proxy Solicited by the Board of Directors for Special Meeting of
            Stockholders to be Held
APPENDIX B: Certificates of Amendment to Certificate of Incorporation of Regency
            Affiliates, Inc.
APPENDIX C: Opinion of Sanders Morris Harris Inc.

                               SUMMARY TERM SHEET

      THIS SUMMARY TERM SHEET, TOGETHER WITH THE QUESTIONS AND ANSWERS SECTION THAT FOLLOWS, PROVIDES AN OVERVIEW OF ALL MATERIAL MATTERS THAT ARE PRESENTED IN THE PROXY STATEMENT, INCLUDING THE MATERIAL TERMS OF THE PROPOSED TRANSACTION. FOR A MORE COMPLETE DESCRIPTION WE URGE YOU TO CAREFULLY READ THIS PROXY STATEMENT AND ITS APPENDICES BEFORE YOU VOTE. FOR YOUR CONVENIENCE, WE HAVE CROSS-REFERENCED TO THE LOCATION IN THIS PROXY STATEMENT WHERE YOU CAN FIND A MORE COMPLETE DISCUSSION OF EACH ITEM BELOW.

      AS USED IN THIS PROXY STATEMENT, "REGENCY," THE "COMPANY," "WE," "OUR," "OURS" AND "US" REFER TO REGENCY AFFILIATES, INC., A DELAWARE CORPORATION, AND THE "TRANSACTION" REFERS TO THE 1-FOR-100 REVERSE STOCK SPLIT FOLLOWED BY THE 50-FOR-1 FORWARD STOCK SPLIT, TOGETHER WITH THE RELATED CASH PAYMENTS TO COMMON STOCKHOLDERS HOLDING FEWER THAN 100 SHARES AT THE EFFECTIVE TIME OF THE TRANSACTION AND COMMON STOCKHOLDERS WHO WOULD HAVE HELD FRACTIONAL SHARES AFTER THE FORWARD SPLIT.

THE TRANSACTION

      If the Transaction is approved and completed:

o Regency's stockholders holding fewer than 100 shares of Regency's common stock before the Transaction will receive a cash payment from Regency of $6.50 per share, without interest, for each share of common stock held immediately prior to the Transaction;

o Regency's stockholders holding 100 or more shares of Regency's common stock at the effective time of the Transaction will hold one-half the number of shares of Regency's common stock after completion of the Transaction, except such holders will receive cash in lieu of any fractional shares that would remain after the forward split;

o the officers and directors of Regency at the effective time will continue to serve as the officers and directors of Regency immediately after the Transaction (however, in an effort to further reduce costs or otherwise, one or more directors or officers may resign as such following completion of the Transaction);

o Regency believes it will have fewer than 300 holders of record of common stock as a result of the Transaction and intends to file a Form 15 to terminate registration of its common stock with the SEC, which will terminate its obligation to continue filing periodic reports and proxy statements pursuant to the Securities Exchange Act of 1934 (the "Exchange Act");

o after a 90 day period following the filing of a Form 15 with the SEC to terminate the registration of its common stock under the federal securities laws (the "90 day waiting period"), Regency's executive officers, directors and 10% stockholders will no longer be required to file reports relating to their transactions in Regency's common stock with the SEC, and trading in Regency's securities by such executive officers, directors and 10% stockholders will no longer become subject to the reporting and recovery of profits provisions of the Exchange Act;

o after the 90 day waiting period, persons acquiring 5% of Regency's common stock will no longer be required to report their beneficial ownership under Section 13 of the Exchange Act;

o after the 90 day waiting period, tender offers for the beneficial ownership of more than 5% of Regency's common stock will no longer be regulated;

o after the 90 day waiting period, tender offer transactions by issuers and affiliates will no longer be regulated;

o Regency expects to benefit from cost savings of approximately $250,000 per year going forward as a result of the suspension of our reporting obligations under the Exchange Act, as well as one-time cost savings of up to $150,000 resulting from not having to comply with the increased compliance burdens imposed by the Sarbanes-Oxley Act of 2002;

o Regency's common stock will no longer be quoted on the Over the Counter Bulletin Board, any trading in its common stock will only occur in the over-the-counter markets and in privately negotiated sales, and its common stock will likely only be quoted in the "pink sheets";

o outstanding options held by Regency's employees, officers, and directors to acquire Regency's common stock will remain outstanding following the Transaction (as adjusted to take into account the effect of the Transaction);

o the number of Regency's common stockholders of record will be reduced from approximately 2,327 to approximately 118, and the number of outstanding shares of Regency's common stock will be reduced by approximately 50%, from 3,113,412 shares, to approximately 1,549,950 shares;

o the percentage ownership of Regency's common stock beneficially owned by the directors and officers of Regency as a group will increase from 65.1% to 65.3% based on shares outstanding as of December 12, 2005;

o the percentage ownership of Regency's common stock beneficially owned by Royalty will increase from 58.5% to 58.8% based on shares outstanding as of December 12, 2005;

o aggregate stockholders' equity of Regency as of September 30, 2005, will be reduced from $19,067,996 on a historical basis to approximately $18,683,167 on a pro forma basis;

o the net book value per share of common stock as of September 30, 2005, will be reduced from $6.24 per share on a historical basis to approximately $5.89 per share (without giving effect to the Reverse Stock Split and Forward Stock Split) on a pro forma basis;

o Regency will pay cash of approximately $384,828 in the aggregate to repurchase fractional shares and pay the costs of the Transaction; and

o Regency expects its business and operations to continue as they are currently being conducted and, except as disclosed in this proxy statement, the Transaction is not anticipated to have any effect upon the conduct of such business.

      For a more detailed discussion on the Transaction, see "Special Factors" beginning on page 10. For a description of the provisions regarding the treatment of shares held in street name, see "Special Factors -- Certain Effects of the Transaction" beginning on page 22.

VOTE REQUIRED

      The proposal to amend the certificate of incorporation to effect the Reverse Stock Split immediately followed by the Forward Stock Split requires the approval of the affirmative vote of holders of a majority of the outstanding shares of our common stock.

      Each of the Company's directors and executive officers as well as Royalty, which owns a majority of the total issued and outstanding shares of the Company's common stock, has indicated their intent to vote "FOR" the proposal required to approve the Transaction. Accordingly, the Company expects that the proposal will be approved. Regency has not obtained any assurances or agreements from any of its other stockholders as to how they will vote on the Transaction.

THE VOTING MATERIALS

      We sent you the enclosed materials because Regency's Board of Directors is soliciting your vote for use at our Special Meeting of Stockholders, which will take place on January ___, 2006. As a stockholder, you are invited to attend the Special Meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

      This proxy statement provides information that you need to know in order to cast an informed vote at the meeting. You do not need to attend the Special Meeting, however, to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

      We began sending this proxy statement, notice of Special Meeting, and enclosed proxy card on or about December ___, 2005 to all stockholders entitled to notice of and to vote at the Special Meeting. The record date for stockholders entitled to vote is December 30, 2005. As of December 9, 2005, there were 3,113,412 shares of our common stock outstanding. Stockholders are entitled to one vote for each share of common stock held as of the record date.

TIME AND PLACE OF THE SPECIAL MEETING

      The Special Meeting will be held at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York 10022 at 10:00 a.m., Eastern Time on January ___, 2006.

SOLICITATION OF PROXIES

      This proxy is solicited by the Board of Directors of Regency.

SHARES THAT CAN BE VOTED

      You may vote all shares of Regency's common stock that you own as of the close of business on the record date, which will be December 30, 2005. These shares include shares held:

o     directly in your name as the "stockholder of record," and

o for you as the "beneficial owner" either through a broker, bank or other nominee.

OWNERSHIP OF SHARES

      Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. Regency intends to treat stockholders holding common stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names (shareholder of record). Nominees may have different procedures, however, and stockholders holding common stock in street name should contact their nominees. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

      If your shares are registered directly in your name with our transfer agent, Transfer On-Line, Inc. (the "Transfer Agent"), you are considered, with respect to those shares, the "stockholder of record", and these proxy materials are being sent to you by Regency. As the stockholder of record, you have the right to vote by proxy or to vote in person at the Special Meeting. Regency has enclosed a proxy card for you to use.

Beneficial Owner

      If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in "street name" with respect to those shares, and the proxy materials are being forwarded to you by your broker or other nominee. Your broker or other nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or other nominee how to vote and are also invited to attend the Special Meeting. As a beneficial owner, however, you are not the stockholder of record, and you may not vote these shares in person at the Special Meeting unless you obtain a signed proxy appointment form from the stockholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

ATTENDANCE AT THE SPECIAL MEETING AND ELIGIBILITY TO VOTE

      All holders of our common stock may attend the Special Meeting in person. Only holders of record of our common stock as of December 30, 2005 may cast their votes in person at the Special Meeting.

VOTING OF SHARES WITHOUT ATTENDING THE SPECIAL MEETING

      Whether you hold your shares directly as stockholder of record or beneficially in street name, you may direct your vote without attending the Special Meeting. You may vote by signing your proxy card or, for shares held in street name, by signing the voting instruction card included by your broker or nominee, and mailing it in the enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you hold your shares of record and sign your proxy card, but do not provide instructions, your shares will be voted as described below in "Counting of Votes?"

COUNTING OF VOTES

      You may vote "FOR," "AGAINST" or "ABSTAIN" on the proposal to amend the Company's certificate of incorporation to effect the Transaction. If you "ABSTAIN" on the proposal, such abstention would have the same effect as a vote "AGAINST" such proposal. If you sign and date your proxy form with no further instructions, your shares will be voted "FOR" the approval of the proposal.

NO APPRAISAL OR DISSENTERS' RIGHTS; ESCHEAT LAWS

      Stockholders do not have appraisal or dissenters' rights under Delaware state law or Regency's certificate of incorporation or bylaws in connection with the Transaction.

      The unclaimed property and escheat laws of each state provide that under circumstances defined in that state's statutes, holders of unclaimed or abandoned property must surrender that property to the state. Persons whose shares are eliminated and whose addresses are unknown to Regency, or who do not return their common stock certificate(s) and request payment therefore, generally will have a period of years (depending on applicable state law) from the effective date of the Transaction in which to claim the cash payment payable to them. Following the expiration of that period, the escheat laws of states of residence of stockholders, as shown by the records of Regency, generally provide for such state to obtain either (i) custodial possession of property that has been unclaimed until the owner reclaims it or (ii) escheat of such property to the state. If Regency does not have an address for the holder of record of the shares, then unclaimed cash-out payments, without interest, would be turned over to Regency's state of incorporation, the state of Delaware, in accordance with its escheat laws.

PURPOSE OF AND REASONS FOR THE TRANSACTION

      If approved, the Transaction will enable Regency to terminate its registration as an SEC reporting company. Termination of such registration will terminate Regency's obligation to file annual and periodic reports and make other filings with the SEC and terminate Regency's obligation to comply with
Section 404 of the Sarbanes-Oxley Act. The reasons for the proposed Transaction and subsequent termination of SEC registration include:

o eliminating the costs of remaining an SEC reporting company, estimated to be up to $250,000 per year;

o eliminating the one-time costs of compliance with Section 404 of the Sarbanes-Oxley Act and related regulations estimated to be up to $150,000; and

o affording stockholders holding fewer than 100 shares immediately before the Transaction the opportunity to receive cash for their shares at a price that represents a premium over recent trading prices.

      Please read "Special Factors -- Purpose of and Reasons for the Transaction" beginning on page 12.

BENEFITS OF THE TRANSACTION

Benefits of the Transaction to Regency are expected to include the following:

o Regency expects to benefit from cost savings of approximately $250,000 per year going forward as a result of the suspension of our reporting obligations under the Exchange Act, and one-time cost savings resulting from not having to comply with the increased compliance burdens imposed by the Sarbanes-Oxley Act of 2002 of up to $150,000.

Benefits of the Transaction to affiliates of Regency are expected to include the following:

o affiliated stockholders may benefit from the reduction in total shares outstanding or from the cost savings by Regency not being public, either or both of which may result in higher earnings per share, which in turn may result in a higher price for their shares than they would have received if Regency remained public;

o Regency's officers will benefit from eliminating the time and effort associated with implementation of the Section 404 internal controls certification provisions of the Sarbanes-Oxley Act;

o Regency's officers and directors, and persons holding 5% or more of Regency's common stock, including Royalty, will benefit because, after the 90 day waiting period, tender offer transactions by issuers and affiliates will no longer be regulated; and

o Regency's officers and directors, and persons holding 5% or more of Regency's common stock will benefit because after the 90 day waiting period, such officers, directors and 5% stockholders will no longer be required to report their acquisition, disposition or ownership of shares under the Exchange Act.

      See "Special Factors-- Purpose of and Reasons For the
Transaction--Benefits of the Transaction" beginning on page 12 and "Special Factors--Interests of Regency's Directors and Executive Officers and Affiliates in the Transaction" beginning on page 17.

Benefits of the Transaction to unaffiliated stockholders of Regency are expected to include the following:

o unaffiliated stockholders holding fewer than 100 shares immediately before the Transaction will have the opportunity to receive cash for their shares at a price that represents a premium over recent trading prices, without having to pay brokerage commissions and other transaction costs;

o unaffiliated stockholders receiving $6.50 for their shares are receiving an amount that has been determined to be fair by Sanders Morris Harris Inc., financial advisor to the independent directors. (See "Special Factors -- Opinion and Report of Sanders Morris Harris Inc." beginning on page 18.); and

o remaining unaffiliated stockholders may benefit from the reduction in total shares outstanding or from the cost savings by Regency not being public, either or both of which may result in higher earnings per share, which in turn may result in a higher price for their shares than they would have received if Regency remained public.

      See "Special Factors -- Purpose of and Reasons for the Transaction -- Benefits of the Transaction" beginning on page 12.

DISADVANTAGES OF THE TRANSACTION

Disadvantages of the Transaction to Regency are expected to include the following:

o Regency's working capital and assets will be decreased to fund the purchase of fractional shares, and to pay the other costs of the Transaction; and

o the limited ability that Regency has to raise capital in the public securities markets or to use its stock as an acquisition currency may be effectively eliminated.

      See "Special Factor - Disadvantages of the Transaction" beginning on page 13.

Disadvantages of the Transaction to affiliates of Regency are expected to include the following:

o Regency's officers and directors and affiliates may experience reduced liquidity for their shares of common stock, even if the common stock trades on the "pink sheets", and this reduced liquidity may adversely affect the market price of the common stock.

      See "Special Factors--Disadvantages of the Transaction" beginning on page 13.

Disadvantages of the Transaction to unaffiliated stockholders of Regency are expected to include the following:

o the cash price offered to stockholders under the proposed Transaction could be less than the market price at the time the Board decides to implement the Transaction;

o remaining stockholders may experience reduced liquidity for their shares of common stock, even if the common stock trades on the "pink sheets", and this reduced liquidity may adversely affect the market price of the common stock;

o less public information about Regency will be required or available after the Transaction and officers will no longer be required to certify the accuracy of Regency's financial statements (see "Special Factors-- Purpose of and Reasons For the Transaction" beginning on page 12);

o after the 90 day waiting period, officers, directors and persons holding or acquiring 5% of Regency's common stock will no longer be required to report their beneficial ownership, or change in beneficial ownership, under the Exchange Act;

o after the 90 day waiting period, tender offers for the beneficial ownership of more than 5% of Regency's common stock will no longer be regulated;

o after the 90 day waiting period, tender offer transactions by issuers and affiliates will no longer be regulated;

o stockholders who are cashed out will be unable to participate in any future operating results of Regency unless they buy stock after the Transaction; and

o stockholders who are cashed out for $6.50 per share in the Transaction may receive less for their shares than they would if the common stock continued to be quoted on the Over the Counter Bulletin Board.

      See "Special Factors--Disadvantages the Transaction" beginning on page 13.

FAIRNESS OF THE TRANSACTION

      The independent directors were authorized to determine whether to proceed with the proposed transaction and to determine the price to pay for fractional shares and the size of the reverse stock split. In connection with their review of the proposed transaction, the independent directors were advised by Sanders Morris Harris Inc., an independent financial adviser, and Eaton & Van Winkle LLP, independent legal counsel.

      The independent directors considered a number of factors that they believe supports their determination that the Transaction is substantively and procedurally fair to Regency's stockholders, including each of the following factors:

o     the opinion and report of the independent directors' financial advisor;

o     current and historical market prices;

o     net book value;

o     going concern value;

o     prices at which Regency has repurchased shares;

o     limited liquidity of Regency's common stock;

o     future cost savings;

o     interests of unaffiliated stockholders who will remain; and

o     certain negative considerations.

      For a complete discussion of the factors that were considered by the independent directors and the full Board in recommending the Transaction, see "Special Factors -- Fairness of the Transaction" beginning on page 15 and "Special Factors -- Recommendation of the Board" beginning on page 17.

RECENT MARKET PRICE OF REGENCY'S COMMON STOCK

      The closing price of Regency's common stock on December 12, 2005 was $6.25 per share. Over the twelve months prior to such date, the high and low trading prices of Regency's common stock on the Over the Counter Bulletin Board were $6.25 and $5.10 per share.

FAIRNESS OPINION OF SANDERS MORRIS HARRIS INC.

      Sanders Morris Harris Inc., financial advisor to the independent directors, has delivered to the Board its written opinion to the effect that, as of the date of such opinion and based upon and subject to the matters stated in the opinion, the cash consideration to be paid to those stockholders of Regency receiving such consideration is fair, from a financial point of view, to such stockholders. The full text of the written opinion of Sanders Morris Harris, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix C to this proxy statement. You should read the opinion carefully and in its entirety, along with the discussion under "Special Factors -- Opinion and Report of Sanders Morris Harris Inc." beginning on page 18.

      The opinion of Sanders Morris Harris is directed to the Board and addresses only the fairness from a financial point of view of the cash consideration to be paid in the proposed Transaction to stockholders, and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Special Meeting.

EFFECTS OF THE TRANSACTION

      As a result of the Transaction, Regency anticipates that:

o Regency's stockholders holding fewer than 100 shares of Regency's common stock at the effective time of the Transaction will receive a cash payment from Regency of $6.50 per share, without interest, for each share of common stock held immediately prior to the Transaction;

o Regency's stockholders holding 100 or more shares of Regency's common stock at the effective time of the Transaction will receive one-half the number of shares of Regency's common stock after completion of the Transaction that they held prior to the Transaction, except that they will receive cash in lieu of any fractional shares to which they would be entitled after the Forward Stock Split;

o the officers and directors of Regency at the effective time will continue to serve as the officers and directors of Regency immediately after the Transaction (however, in an effort to further reduce costs or otherwise, one or more directors or officers may resign as such following completion of the Transaction);

o Regency believes it will have fewer than 300 holders of record of common stock and therefore be eligible to terminate registration of its common stock with the SEC, which will terminate its obligation to continue filing periodic reports and proxy statements pursuant to the Exchange Act;

o after the 90 day waiting period, Regency's executive officers, directors and 5% stockholders will no longer be required to file reports relating to their transactions in Regency's common stock with the SEC, and trading in Regency's securities by such executive officers, directors and 10% stockholders will no longer be subject to the recovery of profits provision of the Exchange Act;

o after the 90 day waiting period, persons acquiring 5% of Regency's common stock will no longer be required to report their beneficial ownership under the Exchange Act;

o after the 90 day waiting period, tender offers for the beneficial ownership of more than 5% of Regency's common stock will no longer be regulated;

o after the 90 day waiting period, tender offer transactions by the Company and affiliates will no longer be regulated;

o Regency will eliminate the costs of remaining an SEC reporting company, estimated to be up to $250,000 per year;

o Regency will not be required to comply with Section 404 of the Sarbanes-Oxley Act, the one-time cost of initial implementation of which is estimated to be up to $150,000;

o Regency's common stock will no longer be quoted on the Over the Counter Bulletin Board, and any trading in its common stock will only occur in the over-the-counter markets or in privately negotiated sales, and its common stock will likely only be quoted in the "pink sheets";

o outstanding options held by Regency's employees, officers and directors to acquire Regency's common stock will remain outstanding following the Transaction (as adjusted to take into account the effect of the Transaction);

o the number of Regency's stockholders of record will be reduced from approximately 2,327 to approximately 118, and the number of outstanding shares of Regency's common stock will be reduced by approximately 50%, from 3,113,412 shares, to approximately 1,549,950 shares;

o aggregate stockholders' equity of Regency as of September 30, 2005, will be reduced from $19,067,996 on a historical basis to approximately $18,683,167 on a pro forma basis;

o the net book value per share of common stock as of September 30, 2005, will be reduced from $6.24 per share on a historical basis to approximately $5.89 per share (without giving effect to the Reverse Stock Split and Forward Stock Split) on a pro forma basis;

o Regency will pay cash of approximately $384,828 in the aggregate to repurchase fractional shares and pay the costs of the Transaction; and

o Regency expects its business and operations to continue as they are currently being conducted and, except as disclosed in this Proxy Statement, the Transaction is not anticipated to have any effect upon the conduct of such business.

      See "Special Factors -- Certain Effects of the Transaction" beginning on page 22.

ALTERNATIVES CONSIDERED

      Prior to deciding to pursue the Transaction, the Board considered and rejected a number of alternatives, including remaining public, a cash tender offer at a similar price per share, cash-out merger, purchase of shares in the open market and reverse stock split without a forward stock split.

      See "Special Factors -- Alternatives Considered" beginning on page 14.

CONDITIONS TO COMPLETION OF THE TRANSACTION

      The completion of the Transaction depends upon the approval of the proposed amendments to Regency's certificate of incorporation that will implement the Transaction by the holders of at least a majority of Regency's outstanding shares of common stock. A copy of the certificates of amendment to the certificate of incorporation effecting the Transaction is attached as Appendix B to this proxy statement.

RESERVATION OF RIGHTS

      Regency's Board of Directors reserves the right to abandon the Transaction without further action by its stockholders at any time before the filing of the certificates of amendment to the certificate of incorporation with the Delaware Secretary of State, even if the Transaction has been authorized by Regency's stockholders at the Special Meeting, and by voting in favor of the Transaction you are also expressly authorizing Regency's Board of Directors to determine not to proceed with the Transaction if it so decides. See "Special Factors -- Reservation of Rights" beginning on page 28.

SOURCE OF FUNDS; FINANCING OF THE TRANSACTION

      Regency estimates that the total funds required to pay the consideration to stockholders entitled to receive cash for their shares and to pay the costs of the Transaction will be approximately $384,828. The consideration to stockholders and the costs of the Transaction will be paid from working capital of Regency. See "Special Factors -- Source of Funds and Financing of the Transaction" on page 25.

CONFLICTS OF INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS AND AFFILIATES

      Regency's directors and executive officers and affiliates may have interests in the Transaction that are different from your interests as a stockholder, and have relationships that may present conflicts of interest, including the following:

o each member of Regency's Board of Directors holds 100 or more shares of Regency common stock and will retain shares after the Transaction;

o each member of Regency's Board of Directors and certain of Regency's executive officers, hold options to purchase more than 100 shares of Regency common stock, which will remain outstanding after the Transaction (as adjusted to take into account the effect of the Transaction); and

o as a result of the Transaction, the stockholders who own of record at the effective time of the Transaction 100 or more shares, including Regency's Board members and executive officers and affiliates, will increase their percentage ownership in Regency as a result of the Transaction. For example, assuming the Transaction is approved, the beneficial ownership percentage of the current directors and executive officers of Regency as a group in Regency's common stock will increase from approximately 65.1% to

      65.3% as a result of the reduction of the number of shares of common stock outstanding. Likewise, the beneficial ownership percentage of Royalty will increase from approximately 58.5% to 58.8%.

      See "Special Factors -- Interests of Regency's Directors and Executive Officers and Affiliates in the Transaction" on page 17.

EXCHANGE OF CERTIFICATES

      Promptly after effectiveness of the Transaction, Regency will send a letter of transmittal and instructions to effect the surrender of certificates for Regency's common stock to all stockholders. Upon surrender of a certificate for cancellation to Regency, (i) a holder of fewer than 100 shares prior to the Reverse Stock Split will receive a cash payment of $6.50 per share, without interest, from Regency and (ii) a holder of 100 or more shares prior to the Reverse Stock Split shall receive a certificate representing one-half of the number of shares held by such holder prior to the Reverse Stock Split, except that such holder shall receive a cash payment of $6.50 for any fractional share to which such holder would have been entitled after the Forward Stock Split. See "The Proposed Amendment -- Exchange of Certificates" beginning on page 34.

EFFECTUATION OF THE TRANSACTION

      Assuming the Transaction is approved by the stockholders at the Special Meeting held on January __, 2006, then, as soon as practicable thereafter, Regency intends to file the proposed certificates of amendment to the certificate of incorporation effectuating the Transaction.

DATE OF COMPLETION OF THE TRANSACTION

      Regency expects the Transaction to be completed at 11:59 p.m. on January ___, 2006, or as soon as reasonably practicable thereafter.

U.S. FEDERAL INCOME TAX CONSEQUENCES

      Generally, for stockholders who receive cash payments from the Company pursuant to the Transaction and are no longer (directly or through various attribution rules) stockholders of the Company, the receipt of cash for fractional shares will be treated for tax purposes in the same manner as if the shares were sold in the market for cash. Stockholders who will remain stockholders of Regency following the Transaction should not be subject to taxation as a result of the Transaction other than with respect to cash payments. Tax matters are very complicated, and the tax consequences to you of the Transaction will depend on your own situation. Please read "Special Factors -- U.S. Federal Income Tax Consequences" beginning on page 25.

         QUESTIONS AND ANSWERS ABOUT RESTRUCTURING YOUR SHARE OWNERSHIP

Q: IF I OWN FEWER THAN 100 COMMON SHARES, IS THERE ANY WAY I CAN CONTINUE TO BE A STOCKHOLDER OF REGENCY AFTER THE TRANSACTION?

A: If you own fewer than 100 common shares before the Reverse Stock Split, the only way you can continue to be a stockholder of Regency after the Transaction is to purchase, prior to the effective date, sufficient additional shares to cause you to own a minimum of 100 shares on the effective date. Regency cannot assure you, however, that any shares will be available for purchase.

Q: IS THERE ANYTHING I CAN DO IF I OWN 100 OR MORE COMMON SHARES, BUT WOULD LIKE TO TAKE ADVANTAGE OF THE OPPORTUNITY TO RECEIVE CASH FOR MY SHARES AS A RESULT OF THE TRANSACTION?

A: If you own 100 or more common shares before the Transaction, you can only receive cash for all of your shares if, prior to the effective date, you reduce your stock ownership to fewer than 100 shares by selling or otherwise transferring your shares. Regency cannot assure you, however, that any purchaser for your shares will be available. Alternatively, before the effective date, you could divide the shares you own among different record holders so that fewer than 100 shares are held in each account. For example, you could divide your shares between your own name and a brokerage account so that fewer than 100 shares are held in each account.

Q: WHAT HAPPENS IF I OWN A TOTAL OF 100 OR MORE COMMON SHARES BENEFICIALLY, BUT I HOLD FEWER THAN 100 COMMON SHARES OF RECORD IN MY NAME AND FEWER THAN 100 COMMON SHARES WITH MY BROKER IN "STREET NAME"?

A: An example of this would be if you have 51 common shares registered in your own name with Regency's Transfer Agent, and you have 50 common shares held through your broker in "street name." Accordingly, you are the beneficial owner of 101 shares, but you do not own 101 shares of record or beneficially in street name. If this is the case, as a result of the Transaction, you would receive cash for the 51 shares you hold of record and the 50 shares held in street name.

Q: IF I OWN AT LEAST 101 COMMON SHARES, BUT THE SHARES ARE SPLIT AMONG RECORD OWNERS AS DESCRIBED ABOVE SO THAT NO RECORD OWNER HOLDS AT LEAST 101 COMMON SHARES, BUT I WISH TO CONTINUE TO OWN COMMON STOCK OF REGENCY AFTER THE TRANSACTION, WHAT CAN I DO?

A: Before the effective date, you could put all of the shares you own beneficially in one record name, either in your name or in street name, so that the total shares you own that are held of record in the same name is at least 101 shares, and then you would continue to be a stockholder after the effective date.

Q:    SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the Transaction has been completed, Regency will send instructions to all holders of common stock on how to send in your stock certificates and receive any cash payments you may be entitled to receive.

                                 SPECIAL FACTORS

BACKGROUND OF THE TRANSACTION -- BOARD AND INDEPENDENT DIRECTOR DELIBERATIONS

      At a Board meeting on April 5, 2005, the Board of Directors considered managements' proposal to effect a reverse split of the Company's outstanding common stock such that, as a result, the Company would have fewer than 300 stockholders of record and be permitted to terminate its status as an SEC reporting company. The Board considered the proposal in general, including the expected benefits to be derived from the transaction. The Board noted that the transaction is commonly referred to as "going dark," and that many public companies with limited resources and minimal benefits to be derived by remaining public were undertaking such transactions. Mr. Levy summarized the proposal which had been distributed to all directors prior to the meeting. At Mr. Levy's request, the Company's outside counsel explained in greater detail the legal steps necessary and proper to further consider, and if adopted, to effect, the reverse stock split proposal. Counsel noted that the Board would have to determine two important factors: (i) based on the shareholdings of record holders immediately prior to the reverse split, the ratio for the reverse split; and (ii) the cash price to be paid in lieu of issuing fractional shares. Counsel also noted that any reverse split proposal adopted by the Board would require stockholder approval in order to implement, and that a comprehensive disclosure document would be required to be filed with the SEC, and a proxy statement or information statement with respect to the proposal would be required to be distributed to the Company's stockholders.

      At the April 5th meeting, counsel noted that Royalty, as a stockholder of the Company, would be effected by the reverse split in the same manner as other stockholders, namely: subject to having cash paid to it in lieu of receiving any fractional shares otherwise issuable to it as a result of the reverse split; and increasing its percentage ownership in the Company as a result of shares of other stockholders being acquired in the reverse split. The Board believed that the interests of Royalty in the proposed transaction would be the same as the interest of other Regency stockholders, but to eliminate the possibility of any conflict, determined to authorize Messrs. Glasser and Fleishman, the Company's independent directors, to evaluate the proposal, consult with Company and their own counsel with respect to the matter, and, if they should determine to proceed with the proposal, to determine the reverse split ratio and price to be paid in lieu of issuing fractional shares, all with the assistance of counsel and a financial advisor selected and engaged by the independent directors.

      Following the April 5th meeting, the independent directors engaged Eaton & Van Winkle LLP to act as counsel to the independent directors in connection with the proposed transaction. The independent directors' counsel provided advice and assistance to the independent directors with respect to their consideration of the proposed transaction, including matters to be considered and procedures to be followed.

      At a Board meeting on June 14, 2005, the Board again discussed the proposed reverse split transaction. After a general discussion, the independent directors indicated that they were in support of the proposed transaction if it were structured on proper terms and that, with the approval of the Board, they would retain an independent financial advisor for the purpose of determining the price to be paid for fractional shares and the ratio for the reverse split. The Board approved the hiring of a financial advisor by the independent directors.

      Following the June 14th meeting, the independent directors engaged Sanders Morris Harris Inc. Sanders Morris Harris is an independent and experienced provider of valuation and fairness opinions. See "Opinion and Report of Sanders Morris Harris Inc." below for a discussion of the report and opinion rendered to the independent directors in connection with their determination to recommend the transaction.

      Between June 14 and October 14, the independent directors held various discussions and conferences regarding the reverse split. In addition, during such period, Sanders Morris Harris met with the independent directors as well as Company management and Company counsel in connection with its performance of due diligence and preparation of its opinion and report to the Board.

      At a Board meeting commenced on October 14, 2005 and adjourned to October 17, 2005, the Board, including the independent directors, met with Company counsel and a representative of Sanders Morris Harris to review and discuss the proposed transaction and report of Sanders Morris Harris. After review of the Sanders Morris Harris report, and for the reasons discussed below under "Fairness of the Transaction" and "Recommendation of the Board," the independent directors unanimously recommended the proposed transaction, including the reverse stock split ratio of 100-to-1 and cash consideration of $6.50 per pre-split share.

      Based on the independent directors' determinations and the Sanders Morris Harris report and opinion, the Board unanimously voted to approve the Transaction.

PURPOSE OF AND REASONS FOR THE TRANSACTION

      The purpose of the Transaction is to reduce the number of common stockholders of record to fewer than 300, permitting Regency to file for termination of registration of its common stock under the federal securities laws. The Board has concluded that the costs associated with being a public reporting company, especially in light of the additional costs associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002, are not justified by the benefits derived by Regency. The Board estimates that Regency will save up to approximately $250,000 annually and up to $150,000 in one-time compliance costs by terminating the registration of its common stock. The transaction is being effectuated by a reverse stock split which will result in stockholders holding fewer than 100 shares of common stock in any discrete account receiving $6.50 per pre-split share.

      The reasons for the Transaction and subsequent deregistration of Regency as a public reporting company include:

o the cost savings of approximately $250,000 per year going forward that we expect to realize as a result of the suspension of our reporting obligations under the Exchange Act and one-time cost savings of up to $150,000 resulting from not having to comply with the increased compliance burdens imposed by the Sarbanes-Oxley Act of 2002; and

o affording stockholders holding fewer than 100 shares immediately before the Transaction the opportunity to receive cash for their shares, without having to pay brokerage commissions and other transaction costs, at a price higher than recent trading prices of the Company's common stock.

BENEFITS OF THE TRANSACTION

Benefits and Cost Savings of Termination as an SEC Reporting Company

      Regency incurs substantial additional costs as a result of its status as a reporting company and being required to file annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, proxy statements and stockholder reports as required by Regulation 14A under the Exchange Act, and current reports on Form 8-K.

      The annual savings that Regency expects to realize as a result of the Transaction are estimated to be approximately $250,000, consisting of approximately $160,000 of legal fees, $20,000 of accounting fees, $25,000 related to annual meetings, printing, filing, transfer agent and other miscellaneous costs, $30,000 of director compensation costs and $15,000 for directors and officers insurance.

      In addition to the above costs, Regency believes that there will be a one-time cost savings of up to $150,000 as there will not be any fees for the auditors to attest to internal controls pursuant to Section 404 of the Sarbanes-Oxley Act. The estimate regarding Section 404 of the Sarbanes-Oxley Act of 2002 is only an estimate, and the actual savings to be realized may be higher or lower than estimated above. In addition, Regency expects the various costs associated with remaining an SEC reporting company will continue to increase as a result of enactment of the Sarbanes-Oxley Act of 2002 and regulations adopted pursuant to that legislation. Based on Regency's size and resources, the Board does not believe the costs associated with remaining an SEC reporting company are justified.

Comparing the Benefits of Termination versus Remaining an SEC Reporting Company

      The Board believes that Regency will not benefit significantly from remaining an SEC reporting company. Even as an SEC reporting company that is quoted on the Over the Counter Bulletin Board, there is a very limited trading market for Regency's shares, especially for sales of larger blocks of Regency's shares, and the Board believes that stockholders derive little benefit from Regency's status as an SEC reporting company that is traded on the Over the Counter Bulletin Board. During the 30-day period prior to the Board approving the Transaction, the average daily trading volume was less than 1,000 shares. Regency's small public float and limited trading volume have limited the ability of Regency's stockholders to sell their shares without also reducing Regency's trading price.

      Further, the Board does not believe it is feasible for Regency to raise capital through sales of its securities in a public offering or to acquire other business entities using Regency's stock as consideration for any acquisition, and Regency is therefore unlikely to have the opportunity to take advantage of its current status as an SEC reporting company for these purposes. If for any reason the Board of Directors decides in the future to access the public capital markets, Regency could do so by filing a registration statement for such securities.

Benefits of the Transaction to Affiliates of Regency

      Benefits of the Transaction to affiliates of Regency are expected to include the following:

o Regency's officers and directors will increase their percentage ownership in Regency from 65.1% to 65.3%;

o affiliated stockholders may benefit from the reduction in total shares outstanding or from the cost savings by Regency not being public, either or both of which may result in higher earnings per share, which in turn may result in a higher price for their shares than they would have received if Regency remained public;

o Regency's officers and employees will benefit from eliminating the time and effort associated with implementation of the Section 404 internal controls certification provisions of the Sarbanes-Oxley Act;

o Regency's officers and directors, and persons holding 5% or more of Regency's common stock will benefit because, after the 90 day waiting period, tender offer transactions by issuers and affiliates will no longer be regulated;

o Regency's officers and directors, and persons holding 5% or more of Regency's common stock will benefit because, after the 90 day waiting period, such officers, directors and 5% stockholders will no longer be required to report their acquisition, disposition or ownership of shares under the Exchange Act;

o     Royalty

      o Royalty will increase its percentage ownership in Regency from 58.5% to 58.8%;

      o the interest of Royalty in our net book value on a pro forma basis as of September 30, 2005 would increase on a percentage basis from approximately 57.27% to approximately 57.67% and would decrease in dollar amount from approximately $10,920,885 to approximately $10,774,508; and

      o the interest of Royalty in our net earnings on a pro forma basis for the nine months ended September 30, 2005 would increase on a percentage basis from approximately 57.27% to approximately 57.67% and would increase in dollar amount from approximately $795,237 to approximately $884,907.

      See "--Interests of Regency's Directors and Executive Officers and Affiliates in the Transaction" beginning on page 17.

Benefits of the Transaction to Unaffiliated Stockholders

      Benefits of the Transaction to unaffiliated stockholders of Regency are expected to include the following:

o unaffiliated stockholders holding fewer than 100 shares immediately before the Transaction will have the opportunity to receive cash for their shares at a price that represents a premium over recent trading prices of the Company's common stock, without having to pay brokerage commissions and other transaction costs;

o unaffiliated stockholders receiving $6.50 for their shares which has been determined to be a fair price by Sanders Morris Harris, financial advisor to the independent directors. (See "--Opinion and Report of Sanders Morris Harris Inc." beginning on page 18); and

o unaffiliated stockholders who remain stockholders of Regency after the Transaction may benefit from the reduction in total shares outstanding or from the cost savings by Regency not being public, either or both of which may result in higher earnings per share, which in turn may result in a higher price for their shares than they would have received if Regency remained public.

DISADVANTAGES OF THE TRANSACTION

Disadvantages of the Transaction to Regency

Disadvantages of the Transaction to Regency are expected to include the following:

o Regency's working capital and assets will be decreased to fund the purchase of fractional shares and to pay the other costs of the Transaction; and

o the limited ability that Regency has to raise capital in the public securities markets or to use its stock as an acquisition currency may be effectively eliminated.

Disadvantages of the Transaction to Affiliates of Regency

Disadvantages of the Transaction to affiliates of Regency are expected to include the following:

o Regency's officers and directors, as well as affiliates, may experience reduced liquidity for their shares of common stock, even if the common stock trades on the "pink sheets", and this reduced liquidity may adversely affect the market price of the common stock.

Disadvantages of the Transaction to Unaffiliated Stockholders of Regency

Disadvantages of the Transaction to unaffiliated stockholders of Regency are expected to include the following:

o the cash price offered to stockholders under the proposed Transaction could be less than the market price at the time the Board decides to implement the Transaction;

o remaining stockholders may experience reduced liquidity for their shares of common stock, even if the common stock trades on the "pink sheets", and this reduced liquidity may adversely affect the market price of the common stock;

o less public information about Regency will be required or available after the Transaction and officers will no longer be required to certify the accuracy of Regency's financial statements;

o after the 90 day waiting period, officers, directors and persons holding or acquiring 5% of Regency's common stock will no longer be required to report their beneficial ownership, or changes in beneficial ownership, under the Exchange Act;

o after the 90 day waiting period, tender offers for the beneficial ownership of more than 5% of Regency's common stock will no longer be regulated;

o after the 90 day waiting period, tender offer transactions by issuers and affiliates will no longer be regulated;

o stockholders who are cashed out will be unable to participate in any future operating results of Regency unless they buy stock after the Transaction; and

o stockholders who are cashed out for $6.50 per pre-reverse split share in the Transaction may receive less for their shares than they would if the common stock continued to be quoted on the Over the Counter Bulletin Board.

      See " - Certain Effects of the Transaction" beginning on page 22.

TIMING OF THE TRANSACTION

      In light of the foregoing, the Board believes that it is in the best interests of Regency and its stockholders, including unaffiliated stockholders, to change the status of Regency to a non-SEC reporting company at this time because the sooner the proposal can be implemented, the sooner Regency will cease to incur the expenses and burdens related to being a reporting company (which are only expected to increase in the near future) and the sooner stockholders who are to receive cash in the Transaction will receive and be able to reinvest or otherwise make use of such cash payments.

ALTERNATIVES CONSIDERED

      The Board considered remaining a public reporting company as well as several alternatives to the Transaction that could accomplish the reduction in the number of record stockholders to fewer than 300, but ultimately rejected these alternatives because the Board believed that the proposed Transaction consisting of a reverse stock split followed by a forward stock split structure would be the simplest and least costly method.

o REMAIN PUBLIC. The Board considered not implementing a reverse stock split, the result of which would be that the Company would continue to be a public reporting company. However, in light of the facts that the Board feels there is no significant benefit to remaining public and that the Company would incur significant ongoing and additional future costs, the Board decided to proceed with the Transaction.

o CASH TENDER OFFER BY REGENCY AT A SIMILAR PRICE PER SHARE. The Board did not believe that a tender offer would necessarily result in the purchase of a sufficient number of shares to reduce the number of record holders to fewer than 300 because many stockholders with a small number of shares might not make the effort to tender their shares and the cost of completing the tender offer could be significant in relation to the value of the shares that are sought to be purchased. Alternatively, if most of the holders of Regency's common stock tendered their shares, Regency would be required to purchase shares from all tendering stockholders up to the maximum number of shares specified in the cash tender offer, which would result in a substantially greater cash amount necessary to complete the Transaction. Regardless, a tender offer would provide no guarantee that the number of record holders would ultimately be reduced to fewer than
      300. In comparison, the Transaction, if successfully completed, is likely to allow Regency to accomplish its SEC deregistration objectives.

o CASH-OUT MERGER. The Board considered and rejected this alternative because it would result in all stockholders being cashed out and thus greater depletion of the Company's cash.

o PURCHASE OF SHARES BY REGENCY IN THE OPEN MARKET. The Board rejected this alternative because it concluded it was unlikely that Regency could acquire shares from a sufficient number of record holders to accomplish the Company's objectives in large part because Regency would not be able to dictate that open share purchases only be from record holders selling all of their shares.

o REVERSE STOCK SPLIT WITHOUT A FORWARD STOCK SPLIT. This alternative would accomplish the objective of reducing the number of record holders below the 300 threshold, assuming approval of the Reverse Stock Split by Regency's stockholders. In a reverse stock split without a subsequent forward stock split, Regency would acquire the interests of the cashed-out stockholders and the fractional share interests of those stockholders who are not cashed-out (as compared to the proposed Transaction in which only those stockholders whose shares are converted to less than one whole share after the reverse stock split would have their fractional interests cashed-out; and fractional interests held by stockholders holding more than one whole share after the reverse stock split would be reconverted to whole shares in the forward stock split other than with respect to fractional shares to be cashed out for holders of an odd number of shares prior to the Reverse Stock Split). Thus, the Board rejected this alternative due to the higher cost involved of conducting a reverse stock split without a forward stock split. In addition, the Board noted that a reverse stock split not followed by a forward stock split would likely result in a much higher per share trading price for the Company's common stock, likely further reducing liquidity for stockholders.

o DIFFERENT REVERSE/FORWARD STOCK SPLIT RATIOS. The independent directors considered reverse stock splits followed by forward stock splits at different ratios than the Transaction, such as reverse stock splits in other amounts, but the independent directors concluded, and the Board concurred, that a 1 for 100 reverse stock split provided the optimal combination of cost and likelihood that the number of record holders of the Company would be reduced below 300.

      In summary, the Board, including the independent directors, considered these alternatives in order for Regency to terminate its registration as an SEC reporting company. As discussed above, these alternatives were considered inferior for the reason that either there would be no guarantee that they would accomplish Regency's objective, such as in the case of a cash tender offer by Regency at a similar price per share, or in the case of a different reverse/forward stock split ratio, or for the reason that the alternatives would be more costly, such as in the case of a cash-out merger, or in the case of a reverse stock split without a forward stock split. Moreover, in the case of a purchase of shares in the open market, both uncertainty of completion and cost considerations made this alternative inferior to the Transaction. Consequently the Board, including the independent directors, concluded that the Transaction is the most expeditious and economical alternative to accomplish Regency's objectives.

FAIRNESS OF THE TRANSACTION

      The independent directors, Messrs. Errol Glasser and Stanley Fleishman, each of whom is independent of the Board of Directors as independence is defined in NASD Rule 4200(a)(15) and Rule 10A-3(b)(1) of the Exchange Act, retained Sanders Morris Harris as its financial advisor and Eaton & Van Winkle LLP as its independent legal counsel. The independent directors were authorized by the Board to determine whether to proceed with the Transaction, and if so determined, to determine the cash consideration to be paid for fractional shares and the size of the reverse stock split.

      In evaluating the Transaction and the cash consideration, the independent directors relied on their knowledge of the business, financial condition and prospects of Regency as well as the advice of their financial advisors and legal counsel. In view of the wide variety of factors considered in connection with the evaluation of the Transaction and cash consideration, the independent directors did not find it practicable to, and did not quantify or otherwise attempt to assign relative weights to the specific factors it considered it reaching its determinations. The discussion herein of the information and factors considered by the independent directors is not intended to be exhaustive, but is believed to include all material factors considered by the independent directors. In determining to recommend proceeding with the Transaction and in determining its substantive fairness to Regency's unaffiliated stockholders, the independent directors considered the following:

o OPINION AND REPORT OF THE FINANCIAL ADVISOR. The independent directors considered the opinion of Sanders Morris Harris rendered on October 14, 2005, including the valuation analyses included in the report supporting such opinion, to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the $6.50 per share in cash to be paid to those stockholders of Regency receiving such consideration, is fair, from a financial point of view, to Regency's common stockholders. For more information about the opinion you should read the discussion below under "Opinion and Report of Sanders Morris Harris Inc." beginning on page 18 and a copy of the opinion of Sanders Morris Harris attached as Appendix C to this proxy statement.

o CURRENT AND HISTORICAL PRICES OF REGENCY'S COMMON STOCK. The independent directors considered both the historical market prices and recent trading activity and current market prices of Regency common stock. You should read the discussion under "Market for Common Stock and Related Stockholder Matters" on page 30 for more information about Regency's stock prices. The independent directors noted that, as a positive factor, the cash payment of $6.50 per share payable to stockholders in lieu of fractional shares represents a premium over the closing sales prices of Regency's common stock during the twelve months preceding their approval of the Transaction. In addition to stockholders receiving a premium to the trading price of Regency's common stock on any shares redeemed as a result of the Reverse Stock Split, such stockholders will achieve liquidity without incurring brokerage commissions and other transaction costs.

o NET BOOK VALUE. As of September 30, 2005, the net book value per common share was $6.24. While the independent directors noted that the cash payment of $6.50 per share payable to stockholders in lieu of fractional shares represents a premium over the net book value per share as of September 30, 2005, the independent directors also noted that book value per common share is an historical accounting value which may be more or less than the net market value of Regency's assets after payment of its liabilities.

o GOING CONCERN VALUE. In determining the cash amount to be paid in the Transaction, the independent directors considered the analyses as presented in Sanders Morris Harris's report, without giving effect to any anticipated effects of the Transaction. In considering going concern value, the independent directors considered analyses by Sanders Morris Harris based on multiples of EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) and revenue of comparable SEC reporting companies and discounted cash flow valuations. See "- Opinion and Report of Sanders Morris Harris Inc." beginning on page 18. Accordingly, the independent directors believe that Sanders Morris Harris's going concern analysis supports its determination that the Transaction is fair to stockholders.

o PRICES AT WHICH REGENCY HAS REPURCHASED SHARES. The independent directors took account of the fact that Regency had purchased an aggregate of 47,000 shares at $6.25 per share in the third quarter of 2004 and 8,000 shares at $5.27 per share in the third quarter of 2005. The independent directors concluded that the foregoing supports the price of $6.50 per share to be paid in the Transaction.

o LIMITED LIQUIDITY FOR REGENCY COMMON STOCK. The independent directors recognized the lack of an active trading market and the very limited liquidity of Regency's common stock. The independent directors considered the effects of this factor on both the stockholders who own less than 100 shares of common stock and who will receive the cash consideration and those stockholders who will remain after the Transaction. With respect to the stockholders who will receive the cash consideration and cease to be stockholders, the independent directors recognized that this Transaction presents such stockholders with an opportunity to liquidate their holdings at a price which represented a premium to recent trading prices of Regency's common stock, without incurring brokerage commissions and other transaction costs. With respect to the stockholders who will remain after the Transaction, the independent directors noted that the effect of this Transaction on their liquidity is mitigated by the limited liquidity they currently experience and that the shares will likely be quoted on the "pink sheets."

o FUTURE COST SAVINGS TO STOCKHOLDERS WHO WILL REMAIN. The independent directors considered that both affiliated and unaffiliated stockholders remaining after the Transaction will benefit from the reduction of direct and indirect costs borne by Regency to maintain its status as an SEC reporting company. Such a reduction will include, but not be limited to, the elimination of increased costs to comply with the additional requirements of SEC reporting companies imposed by Section 404 of the Sarbanes-Oxley Act. For a full discussion of the cost savings, see "Benefits of the Transaction -- Benefits and Cost Savings of Termination as an SEC Reporting Company" on page 12.

      The independent directors also believe that the Transaction is procedurally fair to Regency's stockholders based upon, among other things:

o that the independent directors were accorded exclusive discretion and authority in determining whether Regency should proceed with Transaction as well as in determining the substantive terms of the reverse stock split;

o that the independent directors were advised by their own independent legal counsel and independent financial adviser;

o that the Transaction is being effected in accordance with the applicable requirements of Delaware law;

o that stockholders can increase, divide or otherwise adjust their existing holdings, prior to the effective date of the Transaction, so as either to retain some or all of their shares or to be cashed-out with respect to some or all of their shares; and

o stockholders who are cashed-out would likely have the option to repurchase shares of Regency in the over-the-counter markets with the cash obtained in the Transaction.

      No unaffiliated stockholder representative was retained to act solely on behalf of the unaffiliated stockholders in the Transaction, and approval of the Transaction does not require the approval of a majority of Regency's unaffiliated stockholders. However, the independent directors do not believe that an unaffiliated stockholder representative or unaffiliated vote requirement is necessary to ensure the procedural and substantive fairness of the Transaction because they believe there was sufficient representation in the decision-making by the independent directors to protect the interests of unaffiliated stockholders, including unaffiliated stockholders.

      Based on the foregoing, the independent directors believe that the Transaction is procedurally and substantively fair to stockholders.

RECOMMENDATION OF THE BOARD

      The Board unanimously recommends that stockholders vote "FOR" approval of the Transaction.

      The Board bases its recommendation on the same factors considered by the independent directors in determining the fairness of the Transaction. At the board's meeting commenced on October 14, 2005 and adjourned to October 17, 2005, the Board reviewed the independent directors recommendations and the reasons therefore, as discussed above under "Fairness of the Transaction," and reviewed with Sanders Morris Harris its report and proposed fairness opinion. The board had an opportunity to ask questions and discuss each of the analyses presented by Sanders Morris Harris. After considerable discussion and deliberation, the Board concurred in the recommendations of the independent directors and their reasoning in reaching those recommendations.

INTERESTS OF REGENCY'S DIRECTORS AND EXECUTIVE OFFICERS AND AFFILIATES IN THE TRANSACTION

      In considering the recommendation of the Board of Directors with respect to the Transaction, stockholders should be aware that Regency' executive officers and directors have interests in the Transaction that are in addition to, or different from, the stockholders generally. These interests may create potential conflicts of interest and include the following:

o certain executive officers and each member of the Board of Directors holds shares or vested options in excess of 100 shares and will, therefore, retain shares of common stock or options to purchase common stock after the Transaction (as adjusted to take into account the effect of the Transaction); and

o as a result of the Transaction, the stockholders who own of record on the record date, more shares than 100 shares, including Regency's executive officers and directors and affiliates, will increase their percentage ownership interest in Regency as a result of the Transaction. For example, assuming the Transaction is implemented and based on information and estimates of record ownership and shares outstanding and other ownership information and assumptions as of December 12, 2005, Regency's officers and directors, who currently beneficially own 65% of Regency's common stock (including options exercisable within 60 days) will increase their percentage ownership in Regency from 65.1% to 65.3%. Likewise, Royalty, which currently owns 58.5% of Regency's common stock, will increase its percentage ownership to 58.8%.

OPINION AND REPORT OF SANDERS MORRIS HARRIS INC.

      On September 12, 2005, the independent directors formally retained Sanders Morris Harris to consider the fairness, from a financial point of view, of the cash consideration to be paid to those stockholders of Regency receiving the cash consideration. On October 14, 2005, Sanders Morris Harris delivered its written opinion that, as of that date, the cash consideration to be paid for fractional shares resulting from the Reverse Stock Split was fair from a financial point of view to Regency's stockholders.

      The independent directors retained Sanders Morris Harris based upon the following factors: Sanders Morris Harris is an independent and experienced provider of valuation and fairness opinions and it does not have an advisory or other potentially conflicting role in the Transaction. No limitations were imposed by the independent directors or the Board on Sanders Morris Harris with respect to the investigations made or procedures followed by Sanders Morris Harris in rendering its opinion. Sanders Morris Harris has not performed investment banking services for the Company or any of its affiliates in the past or received fees for other services provided to the Company or its affiliates.

      Sanders Morris Harris's opinion and report were delivered at the request of the independent directors in connection with its and the Board's consideration of the Transaction. Sanders Morris Harris's opinion does not address the business decision by Regency to engage in the Transaction or address the relative merits of any alternatives discussed by the independent directors and the Board. Sanders Morris Harris's opinion does not constitute a recommendation as to how any stockholder should vote with respect to the Transaction. Sanders Morris Harris did not make, and was not requested by Regency or any other person to make, any recommendations as to the relative merits of any alternative discussed by the Board.

      THE FULL TEXT OF SANDERS MORRIS HARRIS'S WRITTEN OPINION IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT, AND DESCRIBES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN. THE FULL TEXT OF SANDERS MORRIS HARRIS'S REPORT ON WHICH THEIR OPINION IS BASED WILL BE MADE AVAILABLE FOR INSPECTION AND COPYING AT REGENCY'S PRINCIPAL EXECUTIVE OFFICES DURING ITS REGULAR BUSINESS HOURS BY ANY INTERESTED SECURITY HOLDER OR REPRESENTATIVE OF AN INTERESTED SECURITY HOLDER SO DESIGNATED IN WRITING. THE DESCRIPTION OF SANDERS MORRIS HARRIS'S OPINION AND REPORT CONTAINED IN THIS PROXY STATEMENT SHOULD BE REVIEWED TOGETHER WITH THE FULL TEXT OF THE WRITTEN OPINION AND REPORT, WHICH YOU ARE URGED TO READ CAREFULLY IN THEIR ENTIRETY. THE SUMMARY OF THE OPINION AND REPORT OF SANDERS MORRIS HARRIS SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION AND REPORT ATTACHED AS APPENDIX B HERETO AND AS AN EXHIBIT TO THE SCHEDULE 13e-3 FILED BY THE COMPANY WITH THE SEC WITH RESPECT TO THE TRANSACTION.

      In connection with the rendering of its opinion and report to the Board, Sanders Morris Harris:

o Held discussions with Regency senior management, board members and key personnel;

o     Reviewed publicly available information for Regency;

o Examined financial and operating projections of Regency and its operating holdings;

o Reviewed independent analyses relating to previous transactions conducted by Regency and appraisals of various operating holdings of the Company;

o Compared Regency's and its operating holdings' financial results with those of comparable publicly-traded companies;

o Analyzed the historical impact of deregistration on the trading values in other comparable transactions;

o Analyzed the potential pro forma impact of the deregistration on the future financial performance of Regency;

o Reviewed published estimates of independent research analysts with respect to the future financial performance of companies comparable to Regency and its operating holdings;

o Talked to the Company's legal counsel regarding the deregistration process and the potential impact of the transaction on shareholders; and

o Performed such other financial studies and analyses and considered such other information as Sanders Morris Harris deemed appropriate for the purposes of its analysis.

      Sanders Morris Harris relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information and further relied upon the assurances of the Company's management that they are not aware of any facts of circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company and its operating holdings, Sanders Morris Harris assumed that such projections had been reasonably prepared on a basis reflecting the best currently available estimates and judgment of the management of the Company as to the future financial performance of the Company and its operating holdings, and that the Company and its operating holdings will perform substantially in accordance with such projections. Sanders Morris Harris also assumed that the net operating loss schedule provided to it by the Company had been reasonably prepared on a basis reflecting the best currently available historical information and judgments of the management of the Company.

      Sanders Morris Harris did not conduct a physical inspection of the properties and facilities of the Company and its operating holdings, did not make or obtain from third parties any evaluations or appraisals of the assets and liabilities of the Company or its operating holdings, and had no direct communications with the operating management of the Company's holdings. As part of its analyses, Sanders Morris Harris relied on an independent appraisal obtained by the Company's operating subsidiary, Security Land and Development Company Limited Partnership, in connection with the November 2003 refinancing of the property owned by Security Land, and on an independent appraisal obtained by the Company in June 2005 with respect to the value of the aggregate held by the Company's operating subsidiary, National Resource Development Corporation.

      With respect to all legal, accounting, and tax matters arising in connection with the Transaction, Sanders Morris Harris relied without independent verification on the accuracy and completeness of the advice provided to the Company by its legal counsel, accountants and other financial advisers.

      In arriving at its opinion, Sanders Morris Harris did not attribute any particular weight to any analysis or factors considered by it and believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

      Sanders Morris Harris received a non-contingent fee of $100,000 for rendering the fairness opinion attached as Appendix C, which fee was due and payable at the time such opinion was delivered to the Board. Regency also agreed, in connection with the issuance of its opinion letter in connection with the Transaction, to indemnify Sanders Morris Harris, its affiliates and each of its directors, officers, agents and employees and each person, if any, controlling Sanders Morris Harris or any of its affiliates against certain liabilities, including liabilities under federal securities laws.

      Sum of Parts Valuation. In its sum of parts valuation, Sanders Morris Harris sought to estimate the total current fair market value of the Company's assets less its liabilities and the redemption cost of its preferred stock.

      Security Land and Development Company Limited Partnership. In determining the current fair market value of Regency interest in Security Land and Development Company Limited Partnership, which owns a building referred to as Security West, Sanders Morris Harris utilized two approaches. First, using the current equity value approach, Sanders Morris Harris increased the 2003 appraised value of the property of $110,500,000 to $111,233,000 based on two years of assumed straight-line appreciation (based on the 2018 appraised residual value) and then reduced the adjusted appraised value by the $98,500,000 of debt secured by the property, resulting in a value for Regency's interest in Security Land of $6,367,000. Second, using the residual value approach, Sanders Morris Harris discounted the 2018 appraised residual value of the property of $116,000,000, as reduced by the $10,000,000 of debt secured by the property that is scheduled to be outstanding at such time, to present value utilizing a 10% discount rate and then applied a 70% probability of lease renewal. The resulting value of Regency's interest in Security Land of $10,747,000 was then reduced to reflect the net present value of cash flows and tax liabilities anticipated to arise through 2018 under "high" and "low" scenarios reflective of two sets of projected cash flow and taxable income provided to Regency by the general partner of Security Land and a disagreement between Regency and the general partner of Security Land as to the proper allocation of taxable income. The probability of lease renewal utilized by Sanders Morris Harris was based on Company management's best estimate of the likelihood of a lease renewal in 2018. Sanders Morris Harris determined the discount rate utilized in its analysis by adjusting an assumed 9% capitalization rate for the Security West property by a risk premium of 1% to account for the property's location and the property's suitability for single tenant occupancy, both of which factors were believed by Sanders Morris Harris to limit the number of potential tenants for the property.

      Based on the foregoing analysis, Sanders Morris Harris derived a "low," "medium" and "high" current fair market value for Regency's interest in Security Land of $1,895,000, $6,151,000 and $6,367,000 respectively.

      MESC Capital, LLC. In determining the current fair market value of Regency's interest in MESC Capital, LLC, which owns an on-site energy facility that supplies steam and electricity to a Kimberly-Clark tissue mill in Mobile, Alabama under a take or pay contract through July 2018, Sanders Morris Harris utilized a net present value analysis and a comparables analysis.

      In its net present value analysis, Sanders Morris Harris discounted to present value utilizing discount rates ranging from 9% to 11% Regency's after tax portion of MESC's anticipated cash flows as well as Regency's share of MESC's estimated residual value in 2018. MESC's residual value was estimated by Sanders Morris Harris by applying a 6.0 multiple to MESC's estimated 2018 earnings before interest, taxes, depreciation and amortization, or EBITDA, to derive an estimated 2018 enterprise value of $36.6 million. Sanders Morris Harris then applied a 70% probability of contract renewal to the estimated 2018 enterprise value to derive an estimated residual value. The probability of contract renewal utilized by Sanders Morris Harris was based on Company management's best estimate of the likelihood of a contract renewal in 2018. In determining the discount rates utilized in its analysis, Sanders Morris Harris took into account Kimberly-Clarks option to terminate the contract before expiration for contractually designated liquidated damages. Based on the foregoing, Sanders Morris Harris derived a net present value range for Regency's interest in MESC of between $10.4 and $11.8 million.

      In its comparables analysis, Sanders Morris Harris derived equity values for Regency's interest in MESC by applying valuation multiples derived from a group of comparable public companies and transactions selected by Sanders Morris Harris. The valuation multiples used by Sanders Morris Harris were: enterprise value to 2005 actual or estimated revenue and enterprise value to 2005 actual or estimated earnings before interest, taxes, depreciation and amortization, or EBITDA. The enterprise value of a comparable company was derived by increasing the company's equity value (as determined by reference to its stock trading price) by its debt and preferred and minority interests and decreasing the equity value by its cash and cash equivalents; or, if utilized in its comparable transaction analysis, by reference to the transaction value for the company.

      In selecting the company comparables, Sanders Morris Harris chose companies with operations similar in nature to MESC (power generation), and chose M&A transactions including companies with operations similar in nature to MESC. No company included in the comparables analysis was identical to MESC and in selecting the company comparables, Sanders Morris Harris made subjective judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions. In certain cases it determined appropriate, Sanders Morris Harris adjusted derived public market multiples to account for MESC's single customer base, limited size and projected growth rate.

      Sanders Morris Harris's comparables analysis resulted in the following derived values for Regency's interest in MESC:

--------------------------------------------------------------------------------
              Valuation Multiple                               Low          High
--------------------------------------------------------------------------------
Comparable Public Company Based on 2005 Revenue                $6.0         $8.9
--------------------------------------------------------------------------------
Comparable Public Company Based on 2005 EBITDA                 $5.6         $8.4
--------------------------------------------------------------------------------
Transaction Multiple Based on 2005 Revenue                     $6.0         $8.9
--------------------------------------------------------------------------------
Transaction Multiple Based on 2005 EBITDA                      $4.2         $7.0
--------------------------------------------------------------------------------

      After weighting the results of its net present value analysis and comparables analysis in a manner determined appropriate by it, Sanders Morris Harris derived a "high," "medium" and "low" value for Regency's interest in MESC of $7,500,000, $8,250,000 and $9,000,000, respectively.

      National Resource Development Corporation. Based on an independent appraisal of the aggregate obtained by Regency in June 2005, Sanders Morris Harris assumed that the fair market value of Regency's interest in NRDC is less than the face value of Regency's Series C preferred stock and therefore attributed no value to this interest for purposes of its sum of parts analysis, since Regency can redeem the Series C Preferred Stock by delivery of its interest in NRDC.

      Summary of Sum of Parts Valuation. The results of the sum of parts valuation performed by Sanders Morris Harris are summarized below:

                                      Low              Medium             High
                                   --------------------------------------------
Security Land                      $ 1,895            $ 6,151           $ 6,367
MESC                                 7,500              8,250             9,000
Aggregate                               --                 --                --
Cash & current assets(1)            10,449             10,449            10,449
                                   --------------------------------------------
Total asset value                  $19,844            $24,849           $25,815
Less:
Transaction expenses(2)             (1,000)              (750)             (500)
Tax on Gain(3)                          --                 --                --
Balance Sheet liabilities(4)          (591)              (591)             (591)
Preferred stock(5)                  (1,097)            (1,097)           (1,097)
                                   --------------------------------------------
Equity Value                       $17,156            $22,412           $23,628
Fully-diluted shares outstanding     3,324              3,324             3,324
                                   --------------------------------------------
Per share equity value             $  5.16            $  6.74           $  7.11

(1) Based on Regency's cash, cash equivalents and marketable securities as of June 30, 2005.
(2) Assumed range of potential transaction expenses associated with the sale of interests in Security Land and MESC.
(3)   No tax on gain assumed based on net operating loss availability.
(4)   As of June 30, 2005 and excluding preferred stock redemption costs.
(5) Based on redemption price of $477,000 for Series B preferred and $620,000 for Series D preferred. No reduction on account of Series C preferred since the company can satisfy the redemption price of the Series C preferred by delivery of its interest in NRDC.

      Going Concern Valuation. In its going concern valuation, Sanders Morris Harris sought to estimate the total current fair market value, and the corresponding per share value, of the Company as an ongoing operating business through 2018.

      Sanders Morris Harris estimated Regency's cash flows generated each year from 2005 to 2018, which is the year both the MESC and Security West contracts are set to expire, and utilized a discounted cash flow ("DCF") analysis to determine valuation ranges.

      Sanders Morris Harris calculated Regency's projected cash flows by cumulating the cash flows attributed each period to Regency from MESC and Security West and the interest income generated from the cash and equivalents on Regency's balance sheet, less projected operating and income tax expenses. In addition, Sanders Morris Harris assumed residual values for Regency's ownership interests in MESC and Security West of $10.9 million and $24.1 million, respectively, which were included in the 2018 annual cash flows. The $10.9 million MESC residual value was estimated in the manner described above under "Sum of Parts Valuation". In order to calculate the residual value of Security West, Sanders Morris Harris took the appraisal value of $116 million in 2018, reduced by the $10 million of debt secured by the property that is scheduled to be outstanding at such time, implying an equity value of $106 million. Then Sanders Morris Harris adjusted the equity value to $74.2 million by applying a 70% probability of lease renewal. Given Regency's 50% ownership and assumed tax rate on the gain realized on the putative sale of the property of 35%, Regency's share of residual value was estimated to be $24.1 million.

      Sanders Morris Harris assumed a corporate tax rate for Regency of 35%, which was applied to all projected pre-tax income projections throughout the 2005-2018 projections period. In addition, Sanders Morris Harris estimated that Regency may have up to approximately $8.0 million in net operating loss carry forwards ("NOLs") available to offset taxable income. However, given the Company's uncertainty as to whether Regency would be able to apply such NOLs for income tax purposes, Sanders Morris Harris created DCF analyses for both scenarios, i.e. "with NOLs" and "without NOLs".

      As part of its DCF analysis, Sanders Morris Harris utilized a discount rate of 11%, which Sanders Morris Harris believed reflects the risks associated with the aforementioned differing viewpoints between Regency and the general partner of Security West. Assuming a discount rate of 11%, Sanders Morris Harris arrived at equity values for the "with NOLs" and "without NOLs" cases of $22.9 million and $20.2 million, respectively. The resulting Regency equity value per fully diluted share was $6.90 with NOLs and $6.08 without NOLs.

      Using a range of discount rates from 10% to 12% resulted in the following equity values per fully diluted share:

--------------------------------------------------------------------------------
Discount Rate:                         With NOLs                    Without NOLs
--------------------------------------------------------------------------------
     10%                                 $7.30                         $6.46
--------------------------------------------------------------------------------
     11%                                 $6.90                         $6.08
--------------------------------------------------------------------------------
     12%                                 $6.56                         $5.74
--------------------------------------------------------------------------------


      Valuation Summary. The per share valuation ranges yielded by the two valuation methods utilized by Sanders Morris Harris were $5.16 to $7.11 for the Sum of Parts Valuation and $6.08 to $6.90 for the Going Concern Valuation. For comparison purposes, Sanders Morris Harris also calculated the volume-weighted average prices of Regency shares for the twelve month trading periods preceding delivery of its opinion. This analysis produced a weighted average trading per share trading value of approximately $5.75 to $6.00 per share.

Utilizing the various valuation approaches summarized herein, Sanders Morris Harris concluded that $6.50 per share is a fair price from a financial point of view to Regency's stockholders.

CERTAIN EFFECTS OF THE TRANSACTION

      The Transaction will have various effects on Regency, affiliated stockholders and unaffiliated stockholders, which are described in the applicable sections below:

Effects on Regency

      If approved at the Special Meeting, the Transaction, if implemented, will have various effects on Regency, as described below:

o REDUCTION IN THE NUMBER OF STOCKHOLDERS AND THE NUMBER OF OUTSTANDING SHARES. Regency believes that the Transaction will reduce the number of record common stockholders from approximately 2,327 to approximately 118. In calculating this number, Regency assumes that, shareholders of approximately 18,131 common shares held of record in accounts with fewer than 100 shares will receive cash in exchange for all of their pre-split shares in the Transaction. Accordingly the number of outstanding shares of common stock will decrease from 3,113,412 shares, as of December 12, 2005, to approximately 1,549,950 shares.

o DECREASE IN NET BOOK VALUE PER SHARE. As a result of the approximately 21,512 pre-split shares of common stock expected to be cashed-out at $6.50 (or $6.50 per fractional share remaining after the Forward Stock Split) per share for a total cost (including expenses on an after tax basis) of $139,828:

      o aggregate stockholders' equity of Regency as of September 30, 2005, will be reduced from approximately $19,067,996 on a historical basis to approximately $18,693,167 on a pro forma basis; and

      o the net book value per share of common stock as of September 30, 2005, will be reduced from $6.24 per share on a historical basis to approximately $5.89 per share (without giving effect to the Reverse Stock Split and Forward Stock Split) on a pro forma basis.

o TERMINATION OF EXCHANGE ACT REGISTRATION. Regency's common stock is currently registered under the Exchange Act. Regency plans to file a Form 15 with the SEC following the Transaction to terminate this registration if its common stock is no longer held by 300 or more stockholders of record. Termination of registration of Regency's common stock under the Exchange Act would substantially reduce the information Regency is required to furnish to its stockholders and to the SEC. It would also make certain provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, Section 16(a) reporting for officers, directors, and 10% stockholders, proxy statement disclosure in connection with stockholder meetings, and the related requirement of an annual report to stockholders, no longer applicable. Regency intends to apply for such termination as soon as practicable following the Transaction.

o EFFECT ON MARKET FOR COMMON STOCK. Regency's common stock is currently quoted on the Over the Counter Bulletin Board. Any trading in Regency's common stock after the Transaction and deregistration of the common stock will only occur in the over-the-counter market or in privately negotiated sales, and Regency's common stock will likely only be quoted in the "pink sheets."

o FINANCIAL EFFECTS OF THE TRANSACTION. Regency expects that it will use approximately $384,828 of cash to complete the Transaction, including transaction costs, and that this use of cash will not have any materially adverse effect on Regency's liquidity, results of operation, or cash flow. Because Regency does not know the exact amount of shares that will be cashed-out, it can only estimate the total amount to be paid to stockholders in the Transaction. Regency has sufficient cash and short term cash equivalents to fund the Transaction. See also "Source of Funds and Financing of the Transaction."

o EFFECTS ON THE BUSINESS OF REGENCY. Regency expects its business and operations to continue as they are currently being conducted and, except as disclosed in this proxy statement, the Transaction is not expected to have any effect upon the conduct of such business.

Effects on Affiliated Stockholders

      The Transaction will have various effects on stockholders who are affiliates of Regency, as described below. As used in this proxy statement, the term "affiliated stockholder" means any stockholder who is a director or executive officer of Regency, or who owns 10% or more of Regency's outstanding common stock and the term "unaffiliated stockholder" means any stockholder other than an affiliated stockholder. The effects of the Transaction to an affiliated stockholder will vary based on whether or not all or any portion of the affiliated stockholder's shares will be cashed-out in the Transaction. The determination of whether or not a holder of Regency's common stock will be cashed-out in the Transaction will be based on whether such holder holds either fewer than 100 shares or 100 or more shares. Because an affiliated stockholder may beneficially own shares held by more than one holder of shares, an affiliate may beneficially own both shares that will be cashed-out in the Transaction and shares that will remain outstanding in the Transaction.

CASHED-OUT AFFILIATED STOCKHOLDERS. Affiliated stockholders owning fewer than 100 shares immediately prior to the effective time of the Transaction will, upon consummation of the Transaction:

o     receive $6.50 in cash, without interest, per share;

o no longer have any equity interest in Regency and, therefore, will not participate in its future potential earnings or growth, if any; and

o potentially be required to pay federal and, if applicable, state and local income taxes on the cash amount received in the Transaction. See "Special Factors - U.S. Federal Income Tax Consequences" on page 25.

REMAINING AFFILIATED STOCKHOLDERS. Potential effects on affiliated stockholders who remain as stockholders after the Transaction include:

o Reduced Reporting Requirements for Officers and Directors. Regency's directors and executive officers and affiliates will no longer be subject to the reporting and short-swing profit provisions under the Exchange Act with respect to changes in their beneficial ownership of Regency common stock.

o Tender Offer Transactions No Longer Regulated. After a 90 day waiting period, tender offer transactions by the Company and affiliates will no longer be regulated.

o Decreased Net Book Value Per Share. The net book value per share of common stock as of September 30, 2005, will be reduced from $6.24 per share on a historical basis to approximately $5.89 per share (without giving effect to the Reverse Stock Split and Forward Stock Split) on a pro forma basis.

o Decreased Liquidity. The liquidity of the shares of common stock held by stockholders may be further reduced by the Transaction due to the expected termination of the registration of the common stock under the Exchange Act. Any trading in Regency's common stock after the Transaction will only occur in the over-the-counter markets and in privately negotiated sales, and Regency's common stock will likely only be quoted in the "pink sheets." There can be no assurance of any market for Regency stock after the Transaction.

Effects on Unaffiliated Stockholders

      The Transaction will have various effects on stockholders who are not affiliates of Regency, as described below. The effects of the Transaction to an unaffiliated stockholder will vary based on whether or not the unaffiliated stockholder's shares will be cashed-out in the Transaction.

CASHED-OUT UNAFFILIATED STOCKHOLDERS. Unaffiliated Stockholders owning fewer than 100 common shares immediately prior to the effective time of the Transaction will:

o     receive $6.50 in cash, without interest, per share;

o no longer have any equity interest in Regency and, therefore, will not participate in its future potential earnings or growth, if any; and

o Potentially be required to pay federal and, if applicable, state and local income taxes on the cash amount received in the Transaction. See "Special Factors - U.S. Federal Income Tax Consequences" on page 25.

REMAINING UNAFFILIATED STOCKHOLDERS. Potential effects on unaffiliated Regency stockholders who remain as stockholders after the Transaction include:

o Decreased Access to Information. If the Transaction is effected, Regency intends to terminate the registration of its common stock under the Exchange Act. As a result, Regency will no longer be subject to the periodic reporting requirements and the proxy rules of the Exchange Act. Further, executive officers, directors and other affiliates, along with persons acquiring 5% of Regency's common stock, would no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, including, without limitation, the reporting and short-swing profit provisions of Section 16 of the Exchange Act;

o No Regulation of Tender Offer Transactions. Tender offers for the beneficial ownership of more than 5% of Regency's common stock, and tender offer transactions by issuers and affiliates will no longer be regulated;

o Decreased Liquidity. The liquidity of the shares of common stock held by stockholders may be further reduced by the Transaction due to the expected termination of the registration of the common stock under the Exchange Act. Any trading in Regency's common stock after the Transaction will only occur in the over-the-counter markets and in privately negotiated sales, and Regency common stock will likely only be quoted in the "pink sheets." There can be no assurance of any market for Regency stock after the Transaction; and

o Decreased Book Value Per Share. The net book value per share of common stock as of September 30, 2005, will be reduced from $6.24 per share on a historical basis to approximately $5.89 per share (without giving effect to the Reverse Stock Split and Forward Stock Split) on a pro forma basis.

CONDUCT OF REGENCY'S BUSINESS AFTER THE TRANSACTION

      Regency's executive officers and Board of Directors will remain unchanged immediately following the Transaction (however, in an effort to further reduce costs or otherwise, one or more directors or officers may resign as such following completion of the Transaction). Regency expects to conduct its business and operations after the effective date of the Transaction in substantially the same manner as they are currently being conducted and, except as described in this proxy statement with respect to Regency's plans to deregister its Common Stock under the Exchange Act, the Transaction is not anticipated to have a material effect upon the conduct of Regency's business.

      Neither Regency nor its management nor Royalty has any current plans or proposals to cause or effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation; a sale or transfer of any material amount of its assets; a change in Regency's Board or management; a material change in its indebtedness or capitalization (except as described in this proxy statement); or any other material change in its corporate structure or business. However, Regency may engage in such a transaction in the future to the extent that management and the Board determines it to be in the interest of Regency and its stockholders.

CONDITIONS TO THE COMPLETION OF THE TRANSACTION

      The Transaction will not be effected unless and until Regency stockholders approve the Transaction and the Board of Directors determines that:

o Regency has available funds necessary to pay for the fractional shares and costs resulting from the Transaction;

o     Regency has sufficient cash reserves to continue to operate its business;

o no event has occurred or is likely to arise that might have a materially adverse effect on Regency; and

o     the Transaction will reduce the number of common stockholders below 300.

      In addition, the Board may decide to abandon the Transaction (even after stockholder approval) at any time prior to its consummation if the Board believes that such action would be in the best interests of Regency and its stockholders. Assuming that these conditions are satisfied, Regency will promptly file certificates of amendment to its certificate of incorporation with the Delaware Secretary of State and thereby effect the Transaction. In that case, the approximate date for effectuating the Transaction will be January ___, 2005. If Regency does not effect the Transaction, Regency will continue as a company with its common stock registered under the Exchange Act, and the common stock will continue to be quoted on the Over the Counter Bulletin Board.

SOURCE OF FUNDS AND FINANCING OF THE TRANSACTION

      Based on estimates of ownership of shares of common stock, the number of shares outstanding and other information as of December 12, 2005, and assuming that, as a result of the Transaction, 21,512 fractional shares are cashed out, Regency estimates that the total funds required to consummate the Transaction will be approximately $384,828 of which $139,828 will be used to pay the consideration to stockholders entitled to receive cash for their shares, and $245,000 will be used to pay the costs of the Transaction, as follows:

      Postage and printing                                            $   30,000
      Miscellaneous Costs (including filing fees)                         30,000
      Legal fees and expenses                                             80,000
      Financial advisor and fairness opinion fees and expenses           100,000
      Board fees and expenses                                              5,000
                                                                      ----------

      Total                                                           $  245,000


ANTICIPATED ACCOUNTING TREATMENT

      Regency anticipates that it will account for the purchase of outstanding Regency common stock in the Transaction from stockholders as cancelled stock.

U.S. FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the material federal income tax consequences to the Company and to stockholders resulting from the Transaction. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury Regulations, or the Regulations, issued pursuant to the Code, and published rulings and court decisions in effect as of the date of this Proxy Statement. This summary does not take into account possible changes in laws or interpretations, including amendments to the Code, applicable statutes, Regulations and proposed Regulations or changes in judicial or administrative rulings; some of which may have retroactive effect. No assurance can be given that any change will not adversely affect this summary.

      This summary does not address all aspects of the possible federal income tax consequences of the Transaction and is not intended as tax advice to any person or entity. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to stockholders of the Company in light of their individual investment circumstances nor to stockholders subject to special treatment under the federal income tax laws (for example, tax exempt entities, life insurance companies, regulated investment companies and foreign taxpayers), who received shares as compensation for services or who hold, have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not address any consequences of the Transaction under any state, local or foreign tax laws.

      We will not obtain a ruling from the Internal Revenue Service or an opinion of counsel regarding the federal income tax consequences to the stockholders of the Company as a result of the Transaction. Accordingly, you are encouraged to consult your own tax advisor regarding the specific tax consequences of the proposed transaction, including the application and effect of state, local and foreign income and other tax laws.

      This summary assumes that you are one of the following:

o     a citizen or resident of the United States,

o     a domestic corporation,

o an estate the income of which is subject to United States federal income tax regardless of its source, or

o a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

      This summary also assumes that you have held, and will continue to hold, your shares as capital assets for federal income tax purposes.

      You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, applicable to your specific circumstances.

      We believe that the Transaction will be treated as a tax-free "recapitalization" for federal income tax purposes. This will result in no material federal income tax consequences to the Company. However, you may not qualify for tax free "recapitalization" treatment for federal income tax purposes, depending on whether you are receiving cash or stock in the transaction.

Federal Income Tax Consequences to Stockholders Who Are Not Cashed Out by the Transaction

      If you continue to hold stock directly immediately after the Transaction and you receive no cash as a result of the Transaction, you should not recognize any gain or loss in the Transaction for federal income tax purposes. Your aggregate adjusted tax basis in your shares of stock held immediately after the Transaction will be equal to your aggregate adjusted tax basis in your shares of stock held immediately prior to the Transaction and you will have the same holding period in your stock as you had in such stock immediately prior to the Transaction.

Federal Income Tax Consequences to Cashed Out Stockholders

      If you receive cash in exchange for fractional shares as a result of the Transaction, you do not continue to hold any stock directly immediately after the Transaction, you are not related to any person or entity that holds stock immediately after the Transaction and you hold no options to acquire stock in the Company immediately after the Transaction; you will recognize capital gain or loss on the Transaction for federal income tax purposes, with such gain or loss measured by the difference between the cash you receive for your cashed out stock and your aggregate adjusted tax basis in such stock.

      If you receive cash in exchange for fractional shares as a result of the Transaction, but either continue to directly own stock immediately after the Transaction; or are deemed to constructively own shares of stock in the Company because you either are related to a person or entity who continues to hold stock immediately after the Transaction, or you hold options to acquire stock in the Company immediately after the Transaction, although the matter is not free from doubt, it is our understanding that you will recognize capital gain or loss in the same manner as set forth in the previous paragraph, provided that your receipt of cash either is "not essentially equivalent to a dividend," or constitutes a "substantially disproportionate redemption of stock," as described below.

      Not Essentially Equivalent to a Dividend. You will satisfy the "not essentially equivalent to a dividend" test if the reduction in your proportionate interest in the Company resulting from the Transaction (taking into account for this purpose the stock constructively owned by you because you are related to certain persons or entities holding stock in the Company or hold options to acquire stock in the Company) is considered a "meaningful reduction" given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will satisfy this test.

      Substantially Disproportionate Redemption of Stock. The receipt of cash in the Transaction will be a "substantially disproportionate redemption of stock" for you if the percentage of the outstanding shares of stock of the Company owned by you (taking into account for this purpose the stock constructively owned by you because you are related to certain persons or entities holding stock in the Company or hold options to acquire stock in the Company) immediately after the Transaction is less than 50% of all outstanding shares and less than 80% of the percentage of shares of stock owned by you immediately before the Transaction.

      In applying these tests, you will be treated as owning shares of stock actually or constructively owned by certain individuals and entities related to you. In general, you will be treated as constructively owning stock in the Company owned by your spouse, children grandchildren and parents. You will also be treated as constructively owning your proportionate interest in stock held by entities in which you held an interest either as an owner or as a beneficiary. If you hold options to acquire stock in the Company, you will be treated as constructively owning the stock in the Company subject to the options. If your receipt of cash in exchange for stock is not treated as capital gain or loss under any of the tests, it (together with all other such distributions) will be treated first as ordinary dividend income to the extent of the Company's current and accumulated earnings and profits, then it will be treated as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining amount will be treated as capital gain. See "Capital Gain and Loss" and "Special Rate for Certain Dividends," below.

      If your receipt of cash in exchange for your shares of stock in the Company is treated as the receipt of a dividend and if you would have been treated as completely terminating your actual and constructive ownership of stock in the Company but for the stock in the Company that you are treated as constructively owning through related individuals, you may be able to treat your exchange of your shares for cash as a sale or exchange and not as the receipt of a dividend if you meet the requirements for a waiver of family attribution. These requirements include the filing of a waiver with the IRS and the waiving shareholder must have no interest in the Company (including any interest as an employee, officer or director, other than as a creditor) after the exchange. You are urged to consult with your individual tax advisor with respect to whether you would benefit from a waiver of family attribution and whether you would qualify for such a waiver.

Capital Gain and Loss

      For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

Special Rate for Certain Dividends

      In general, dividends are taxed at ordinary income rates. However, if you are an individual or other non-corporate stockholders, any portion of the cash received that is treated as a dividend under the rules described above generally will be subject to federal income tax at a rate not to exceed 15%, provided you satisfy the holding period requirement.

      If the cash you receive is treated as the receipt of a dividend, then the basis in your shares that were exchanged for the cash received will be transferred to any remaining shares of stock in the Company held by you immediately after the Transaction. If you do not own any of our shares immediately after the Transaction, your tax basis in your shares may, under certain circumstances, be transferred to share of stock in the Company held by a person related to you or it may be lost entirely. Under recently proposed regulations, your adjusted tax basis in the shares of our stock that were exchanged for the cash received would be recognized as a loss by you upon the occurrence of certain subsequent events. You are urged to consult your tax advisor as to the applicability of these proposed regulations to you.

Backup Withholding

      Stockholders will be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information and certifications) in connection with the Transaction to avoid backup withholding requirements that might otherwise apply. The letter of transmittal will require each stockholder to deliver such information when the common stock certificates are surrendered following the effective date of the Transaction. Failure to provide such information may result in backup withholding.

      As explained above, the amounts paid to you as a result of the Transaction may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the transaction, in light of your specific circumstances.

REGULATORY APPROVALS

      Regency is not aware of any material governmental or regulatory approval required for completion of the Transaction, other than compliance with the relevant federal and state securities laws and the corporate laws of the state of Delaware.

NO APPRAISAL OF DISSENTERS' RIGHTS; ESCHEAT LAWS

      Stockholders do not have appraisal or dissenters' rights under Delaware state law or Regency's certificate of incorporation or bylaws in connection with the Transaction.

      The unclaimed property and escheat laws of each state provide that under circumstances defined in that state's statutes, holders of unclaimed or abandoned property must surrender that property to the state. Persons whose shares are eliminated and whose addresses are unknown to Regency, or who do not return their common stock certificate(s) and request payment therefor, generally will have a period of years (depending on applicable state law) from the effective date of the Transaction in which to claim the cash payment payable to them. Following the expiration of that period, the escheat laws of states of residence of stockholders, as shown by the records of Regency, generally provide for such state to obtain either (i) custodial possession of property that has been unclaimed until the owner reclaims it or (ii) escheat of such property to the state. If Regency does not have an address for the holder of record of the shares, then unclaimed cash-out payments, without interest, would be turned over to Regency's state of incorporation, the state of Delaware, in accordance with its escheat laws.

RESERVATION OF RIGHTS

      The Board has retained for itself the absolute authority to reject (and not implement) the Transaction (even after approval thereof) if it determines subsequently that the Transaction is not then in the best interests of Regency and its stockholders.

EXAMPLES

      In general, the Transaction can be illustrated by the following examples:

HYPOTHETICAL SCENARIO                               RESULT
Mr. Smith is a registered stockholder who           Instead of receiving fractional shares of common stock immediately
holds 50 shares of Regency's common stock           after the reverse stock split, Mr. Smith will receive cash in the
of record in his name at the effective              amount of $6.50 for each of the 50 shares of Regency's common stock
time of the Transaction. Mr. Smith holds            held prior to the reverse stock split. (Note: If Mr. Smith wants to
no other shares.                                    continue to invest in Regency, he can buy at least 50 more shares of
                                                    Regency's common stock (with such shares held of record in his name so that it is readily apparent that he owns at least 100 shares). Mr.
                                                    Smith would have to act far enough in advance of the effective time of the Transaction so that the purchase is completed and registered on the books of Regency before the effective time.)

HYPOTHETICAL SCENARIO                               RESULT
Ms. Jones holds 99 shares of Regency's              Regency intends to treat stockholders holding common stock in street
common stock in a brokerage account at              name through a nominee (such as a bank or broker) in the same manner as
the effective time of the Transaction.              stockholders whose shares are registered in their own names. Nominees
Ms. Jones holds no other shares.                    will be instructed to effect the Transaction for their beneficial holders. Nominees may have different procedures, however, and stockholders holding common stock in street name should contact their nominees. Ms. Jones will receive cash in the amount of $6.50 for each of the 99 shares of Regency's common stock held prior to the reverse stock split.

HYPOTHETICAL SCENARIO                               RESULT
Mr. Williams holds 75 shares of Regency's           Regency will presume that all of the shares are held by a holder of
common stock of record in his name and 50           fewer than 100 shares and Mr. Williams will receive cash in the amount
shares in a brokerage account at the                of $6.50 for each of the 125 shares of Regency's common stock held
effective time of the Transaction. Mr.              prior to the reverse stock split. (Note: If Mr. Williams wants to
Williams holds no other shares.                     continue to hold Regency shares, he can transfer at least 25 shares out of his brokerage account so that they are also held of record in his name. Mr. Williams would have to act far enough in advance of the effective time of the Transaction so that the purchase is complete and registered on the books of Regency before the effective time.)
HYPOTHETICAL SCENARIO                               RESULT
Ms. Washington holds 1,001 shares of                Ms. Washington will hold 500 shares of Regency's common stock after the
Regency's common stock either in her name           Transaction.  In addition, as no fractional shares will be issued, she
or in a brokerage account at the                    will receive a payment of $6.50 for the fractional share that she would
effective time of the Transaction. Ms.              be entitled to after the Forward Stock Split.
Washington holds no other shares.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

MARKET PRICES OF THE COMMON STOCK

      Our common stock is traded in the over-the-counter market on the bulletin board. The symbol for the listing is "RAFI.OB". The following table sets forth the high and low sales prices for each calendar quarter during the last three fiscal years of Regency. On December 12, 2005 the closing sale price of our common stock was $6.25. As of December 12, 2005, there were approximately 2,327 common stockholders of record.

--------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31, 2003                         HIGH ($)            LOW ($)

--------------------------------------------------------------------------------
First Quarter                                           4.40               3.35
--------------------------------------------------------------------------------
Second Quarter                                          8.00               4.20
--------------------------------------------------------------------------------
Third Quarter                                           6.60               5.80
--------------------------------------------------------------------------------
Fourth Quarter                                          6.40               5.95
--------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31, 2004                         HIGH ($)            LOW ($)

--------------------------------------------------------------------------------
First Quarter                                           6.45               6.01
--------------------------------------------------------------------------------
Second Quarter                                          7.45               6.05
--------------------------------------------------------------------------------
Third Quarter                                           6.50               6.01
--------------------------------------------------------------------------------
Fourth Quarter                                          6.02               5.15
--------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31, 2005                         HIGH ($)            LOW ($)

--------------------------------------------------------------------------------
First Quarter                                           6.25               5.10
--------------------------------------------------------------------------------
Second Quarter                                          6.25               5.10
--------------------------------------------------------------------------------
Third Quarter                                           6.10               5.58
--------------------------------------------------------------------------------
Fourth Quarter (Through 12/12/05)                       6.25               6.00
--------------------------------------------------------------------------------

DIVIDEND POLICY

      We have not paid or declared cash dividends on our common stock during the last two years. We have no present intention to pay cash dividends on our common stock.

TRANSFER AGENT

      Transfer On-Line, Inc., Regency's transfer agent, is located at 317 SW Alder Street, Second Floor, Portland, Oregon 97204. Their telephone number is
(503) 227-2950 and their website is http://www.transferonline.com.

REGENCY REPURCHASES OF SECURITIES

      During September 2004, Regency repurchased 47,000 shares of common stock at $6.25 per share. During July of 2005, Regency repurchased 8,000 shares of common stock at $5.27 per share. Regency has not made any other repurchases of its equity securities during the past two years.

STOCK PURCHASES BY AFFILIATES

      Except as described below, and except for acquisitions of stock options, to the best of Regency's knowledge, no executive officer or director of Regency, or any other person in control of Regency, has purchased any shares of Regency's common stock within the past two years.

      During the period from October 1, 2003 through December 12, 2005, the affiliates purchased an aggregate of 104,000 shares of its common stock. The following table sets forth information by quarter regarding such share purchases:

                                                 NUMBER OF            AVERAGE
                                                 SHARES               PRICE PAID
      CALENDAR PERIOD                            PURCHASED            (ACTUAL)
      2005 -- Fourth Quarter (1)                    500        (2)       n.a.
      2005 -- Third Quarter                         100,500    (3)       $1.58
      2005 -- Second Quarter                        500        (2)       n.a.
      2005 -- First Quarter                         500        (2)       n.a.
      2004 -- Fourth Quarter                        500        (2)       n.a.
      2004 -- Third Quarter                         500        (2)       n.a.
      2004 -- Second Quarter                        500        (2)       n.a.
      2004 -- First Quarter                         500        (2)       n.a.
      2003 -- Fourth Quarter                        0                    n.a.


(1)   Through December 12, 2005.
(2) These securities were granted to Mr. Glasser and Mr. Fleishman pursuant to the Issuer's 2003 Stock Incentive Plan, as amended.
(3) These securities represent 50,000 shares acquired by each of Mr. Levy and Mr. Hasson upon the exercise of stock options at an exercise price of $1.58 per share, and 500 shares granted to each of Mr. Glasser and Mr. Fleishman pursuant to the Issuer's 2003 Stock Incentive Plan, as amended.

                               THE SPECIAL MEETING

GENERAL

      Regency is providing this proxy statement to stockholders of record as of December 30, 2005, along with a form of proxy that the Regency Board of Directors is soliciting for use at the Special Meeting to be held on January ___, 2006 at 10:00 a.m., at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York. At the Special Meeting, the stockholders will vote upon a proposal to amend the Company's certificate of incorporation to effect a 1-for-100 reverse stock split of the Company's common stock, immediately followed by a 50-for-1 forward stock split.

WHO CAN VOTE AT AND ATTEND THE SPECIAL MEETING

      You may vote all shares of Regency's common stock that you own as of the close of business on the record date, which will be December 30, 2005. These shares include:

      - shares held directly in your name as the "stockholder of record," and

      - shares held for you as the "beneficial owner" either through a broker, bank or other nominee.

      Many of Regency's stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

      Stockholder of Record. If your shares are registered directly in your name with the Transfer Agent, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent to you by Regency. As the stockholder of record, you have the right to vote by proxy or to vote in person at the Special Meeting. Regency has enclosed a proxy card for you to use.

      Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in "street name" with respect to those shares, and the proxy materials are being forwarded to you by your broker or other nominee. Your broker or other nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or other nominee how to vote and are also invited to attend the Special Meeting. As a beneficial owner, however, you are not the stockholder of record, and you may not vote these shares in person at the Special Meeting unless you obtain a signed proxy appointment form from the stockholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

      All holders of Regency's common stock may attend the Special Meeting in person. If you are a beneficial owner of Regency's common stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the Special Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. Only holders of record of Regency's common stock as of December 30, 2005 may cast their votes in person at the Special Meeting.

      Whether you hold your shares directly as stockholder of record or beneficially in street name, you may direct your vote without attending the Special Meeting. You may vote by signing your proxy card or, for shares held in street name, by signing the voting instruction card included by your broker or nominee and mailing it in the enclosed, pre-addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described above in "Counting of Votes".

VOTE REQUIRED

      The required vote for the proposal presented at the Special Meeting to amend the certificate of incorporation to effect the Reverse Stock Split immediately followed by the Forward Stock Split is subject to the approval of the affirmative vote of holders of a majority of the outstanding shares of our common stock.

      The proposal set forth above is a "non-discretionary" item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, shares held in street name that have been designated by brokers on proxy cards as not voted with respect to the proposal ("broker non-vote shares") will not be counted as votes cast.

      In accordance with Regency's Bylaws relating to special meetings of stockholders, no other business may be presented at the Special Meeting other than matters incidental to the conduct of the Special Meeting.

      As of December 12, 2005, the directors and executive officers of Regency beneficially owned approximately 65% of the outstanding shares of Regency's common stock. Each of the Company's directors and executive officers as well as Royalty, which owns a majority of the total issued and outstanding shares of the Company's common stock, has indicated their intent to vote "FOR" the proposal required to approve the Transaction. Accordingly, the Company expects that the proposal will be approved.

VOTING AND REVOCATION OF PROXIES

      The shares of Regency's common stock represented by properly completed proxies received at or before the time for the Special Meeting will be voted as directed by the respective stockholders unless the proxies are revoked as described below. If no instructions are given, executed proxies will be voted "FOR" the proposal to effect the Transaction.

      The proxies will be voted in the discretion of the proxy holders on other matters, if any, that are properly presented at the Special Meeting and voted upon.

      You may revoke your proxy at any time before the vote is taken at the Special Meeting. To revoke your proxy, you must either: notify us in writing at our principal executive office; submit a later dated proxy to Corporate Secretary, 610 N.E. Jensen Beach Blvd., Jensen Beach, Florida 34957; or attend the Special Meeting and vote your shares in person. Your attendance at the Special Meeting will not automatically revoke your proxy. If you hold your shares in street name, please see the voting form provided by your broker for additional information regarding the voting of your shares. Your broker may allow you to deliver your voting instructions via the telephone or the internet. If your shares are not registered in your name, you will need additional documentation from your record holder to vote the shares in person.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors of Regency has approved the Transaction and believes that it is fair to and in the best interests of, Regency and its stockholders. The Board of Directors unanimously recommends that Regency's stockholders vote "FOR" the proposal to effect the Transaction.

                             THE PROPOSED AMENDMENT

      The following is a description of the material terms and effects of the Transaction. A copy of the proposed amendments to the certificate of incorporation effecting both the Reverse Stock Split and the Forward Stock Split following immediately thereafter are attached as Appendix B to this proxy statement. This discussion does not include all of the information that may be important to you. You should read the proposed amendments to the certificate of incorporation and this proxy statement and related appendices before deciding how to vote at the Special Meeting.

THE STRUCTURE OF THE TRANSACTION

      The Transaction includes both a reverse stock split and a forward stock split of the common stock. If the Transaction is approved by stockholders and implemented by the Board of Directors, the Reverse Stock Split and Forward Stock Split are expected to be completed at 11:59 p.m., Eastern Time, on or about January ___, 2006 (the "effective time").

      Upon consummation of the Reverse Stock Split, each registered stockholder at the effective time will be entitled to 1 share of common stock for each 100 shares of common stock held in his or her account at that time. Upon consummation of the Forward Stock Split, each registered stockholder who holds 1 or more shares of common stock following the Reverse Stock Split will receive 50 shares of common stock for each 1 share of common stock held in his or her account at the time. If a registered stockholder holds 100 or more shares of common stock in his or her account, any fractional shares in such account will not be cashed-out after the Reverse Stock Split and the Forward Stock Split, except as otherwise described in this Proxy Statement, and such holder will hold one-half the number such holder held prior to the Reverse Stock Split, except that in lieu of fractional shares that would be issuable after the Forward Stock Split, such holder will receive $6.50 for each fractional share. Any registered stockholder who holds fewer than 100 shares of common stock in his or her account at the effective time will receive a cash payment instead of fractional shares. This cash payment will be determined and paid as described under "- Conversion of Shares in the Transaction" below.

      We intend to treat stockholders holding common stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Transaction for their beneficial holders. Nominees may have different procedures, however, and stockholders holding shares in street name should contact their nominees.

CONVERSION OF SHARES IN THE TRANSACTION

      At the effective time of the Transaction:

o stockholders holding fewer than 100 shares of Regency common stock immediately prior to the Reverse Stock Split, whether record shares (as defined below) or street shares (as defined below), will receive cash equal to $6.50 per share, without interest, and such shares will be cancelled;

o each outstanding share of Regency common stock other than those described above will be converted into one-half share after the Forward Stock Split and will have all rights, privileges, and powers existing immediately before the Transaction, except that fractional shares that would be remaining after the Forward Stock Split will be cashed out;

      As used above:

o the term "record shares" means shares of Regency stock, other than street shares, and any record share shall be deemed to be held by the registered holder thereof as reflected on the books of Regency; and

o the term "street shares" means shares of Regency stock held of record in street name, and any street share shall be deemed to be held by the beneficial owner thereof as reflected on the books of the nominee holder thereof.

      Regency (along with any other person or entity to which it may delegate or assign any responsibility or task with respect thereto) shall have full discretion and exclusive authority (subject to its right and power to so delegate or assign such authority) to:

o make such inquiries, whether of any stockholder(s) or otherwise, as it may deem appropriate for purposes of effecting the Transaction; and

o resolve and determine, in its sole discretion, all ambiguities, questions of fact and interpretive and other matters relating to such provisions, including, without limitation, any questions as to the number of shares held by any holder immediately prior to the effective time. All such determinations by Regency shall be final and binding on all parties, and no person or entity shall have any recourse against Regency or any other person or entity with respect thereto.

      For purposes of effecting the Transaction, Regency may, in its sole discretion, but without any obligation to do so,

o presume that any shares of Regency common stock held in a discrete account (whether record or beneficial) are held by a person distinct from any other person, notwithstanding that the registered or beneficial holder of a separate discrete account has the same or a similar name as the holder of a separate discrete account; and

o aggregate the shares held (whether of record or beneficially) by any person or persons that Regency determines to constitute a single holder for purposes of determining the number of shares held by such holder.

      Rule 12g5-1 under the Exchange Act provides that, for the purpose of determining whether an issuer is subject to the registration provisions of the Exchange Act, securities shall be deemed to be "held of record" by each person who is identified as the owner of such securities on the records of security holders maintained by or on behalf of the issuer, subject to the following:

o In any case where the records of security holders have not been maintained in accordance with accepted practice, any additional person who would be identified as such an owner on such records if they had been maintained in accordance with accepted practice shall be included as a holder of record.

o Securities identified as held of record by a corporation, a partnership, a trust (whether or not the trustees are named), or other organization shall be included as so held by one person.

o Securities identified as held of record by one or more persons as trustees, executors, guardians, custodians or in other fiduciary capacities with respect to a single trust, estate, or account shall be included as held of record by one person.

o Securities held by two or more persons as co-owners shall be included as held by one person.

o Securities registered in substantially similar names where the issuer has reason to believe because of the address or other indications that such names represent the same person, may be included as held of record by one person.

EXCHANGE OF CERTIFICATES

      Promptly after the Transaction, Regency will mail to each holder immediately prior to the effective time of the Transaction, based on information available to Regency, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon delivery of the certificates to Regency) and instructions to effect the surrender of the certificates in exchange for a cash payment, if any, payable with respect to such certificates and/or the issuance of a new certificate. Upon surrender of a certificate for cancellation to Regency, together with such letter of transmittal, duly completed and executed, and such other customary documents as may be required pursuant to such instructions, the holder of such certificate will receive a cash payment payable with respect to the shares formerly represented by such certificate (including fractional shares that would result after the Forward Stock Split) and/or a new certificate, and the certificate so surrendered shall be canceled.

      All amounts payable to stockholders will be subject to applicable state laws relating to abandoned property. No service charges or brokerage commissions will be payable by stockholders in connection with the Transaction. Regency will not pay any interest on any cash amounts payable to its stockholders as a result of the Transaction.

YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE A LETTER OF TRANSMITTAL FROM REGENCY. LETTERS OF TRANSMITTAL WILL BE MAILED SOON AFTER THE TRANSACTION IS COMPLETED.

TIME OF CLOSING

      If the Transaction is approved by the Regency stockholders, the Transaction will take place on January ___, 2006 or as soon as practicable thereafter. As soon as practicable following the Special Meeting, the certificates of amendment to the certificate of incorporation will be filed with the Secretary of State of Delaware. Each of the Reverse Stock Split and the Forward Stock Split will become effective on the date of filing such certificates at the time specified in the certificates of amendment to the certificate of incorporation.

                              FINANCIAL INFORMATION

                    Regency Affiliates, Inc. and Subsidiaries
                   Condensed Consolidated Financial Statements
                                   (Unaudited)

The following unaudited pro forma consolidated balance sheet as of September 30, 2005, and the unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2005 and for the calendar year ended December 31, 2004, shows the pro forma effect of the Transaction and related events as required by rule 11-02 of Regulation S-X. The historical figures for the calendar year ended December 31, 2004, were derived from Regency's audited consolidated financial statements as restated and included in Regency's Annual Report on Form 10-KSB/A for the year ended December 31, 2004, which financial statements and notes thereto are hereby incorporated by reference herein. The historical figures as of and for the nine month period ended September 30, 2005 were derived from Regency's unaudited condensed consolidated financial statements that were included in Regency's Quarterly Report on Form 10-QSB for the nine months ended September 30, 2005, which financial statements and notes thereto are hereby incorporated by reference herein. See "Documents Incorporated by Reference" for information about how to obtain copies of the information incorporated by reference herein.

The pro forma information in this section gives effect to the Transaction based on estimates of record ownership of shares of common stock, the number of shares outstanding and other information as of September 30, 2005 and assumes that, as a result of the foregoing, 21,512 fractional shares are cancelled or cashed out at a price of $6.50 per pre-Transaction share. Pro forma adjustments to the pro forma balance sheet are computed as if the Transaction had occurred at September 30, 2005, while the pro forma income statements are computed as if the Transaction had occurred at the beginning of the period presented.

These pro forma consolidated financial statements do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The pro forma adjustments represent, in the opinion of management, all adjustment necessary to present the Company's pro forma results of operations and financial position in accordance with Article 11 of SEC Regulation S-X based upon available information and certain assumptions considered reasonable under the circumstances. The pro forma combined financial statements should be read in conjunction with the historical financial statements of the Company.

                   Regency Affiliates, Inc. and Subsidiaries
                 Pro forma Condensed Consolidated Balance Sheet
                            As of September 30, 2005
                                  (Unaudited)

                                                                                   Pro forma            Pro forma
                                                                Historical       Adjustments *          Balances
                                                              -------------      -------------       --------------
                      Assets
Current assets
   Cash and cash equivalents                                  $   1,455,216       $   (139,828)  a
                                                                                      (245,000)  b   $    1,070,387
   Marketable securities                                          8,990,880                               8,990,880
   Accrued receivables                                              456,025                                 456,025
   Other current assets                                                  96                                      96
                                                              -------------       ------------       --------------
     Total current assets                                        10,902,217           (384,828)          10,517,389
                                                              -------------       ------------       --------------

Investment in partnerships                                        8,711,280                 --            8,711,280

Other assets
   Aggregate inventory                                              832,427                                 832,427
   Deferred costs                                                   250,000                                 250,000
   Other assets                                                       1,300                 --                1,300
                                                              -------------       ------------       --------------
     Total other assets                                           1,083,727                 --            1,083,727
                                                              -------------       ------------       --------------

Total assets                                                     20,697,224           (384,828)          20,312,396
                                                              =============       ============       ==============

           Liabilities and Stockholders' Equity

Current liabilities
   Accounts payable                                                 189,690                                 189,690
   Accrued expenses                                                 340,923                 --              340,923
                                                              -------------       ------------       --------------
     Total current liabilities                                      530,613                 --              530,613
                                                              -------------       ------------       --------------

Deferred credit                                                   1,098,615                 --            1,098,615
                                                              -------------       ------------       --------------

Total liabilities                                                 1,629,228                 --            1,629,228
                                                              -------------       ------------       --------------

Stockholders' equity
   Serial preferred stock                                         1,052,988                               1,052,988
   Common stock, par value                                           31,134            (15,634)  c           15,500
   Additional paid in capital                                     8,344,951           (369,194)  c        7,975,757
   Readjustment from quasi-reorganization                        (1,670,596)                             (1,670,596)
   Retained earnings                                             14,087,314                              14,087,314
   Note receivable - sale of stock                               (2,440,000)                             (2,440,000)
   Treasury stock, 55,000 shares                                   (337,795)                --             (337,795)
                                                              -------------       ------------       --------------
     Total stockholders' equity                                  19,067,996           (384,828)         18,683,168
                                                              -------------       ------------       --------------

Total liabilities and stockholders' equity                    $  20,697,224       $   (384,828)      $   20,312,396
                                                              =============       ============       ==============

*  See explanations of pro forma adjustments below.

                    Regency Affiliates, Inc. and Subsidiaries
            Pro forma Condensed Consolidated Statements of Operations
                  For the Nine Months Ended September 30, 2005
                                   (Unaudited)

                                                                                   Pro forma            Pro forma
                                                                Historical       Adjustments *          Balances
                                                              -------------      -------------       --------------
Net Sales                                                     $          --       $         --       $           --

Costs and expenses
     Selling, general and administrative expenses                 1,142,171           (157,500)  d          984,671
                                                              -------------       ------------       --------------

Loss from operations                                             (1,142,171)           157,500             (984,671)

Income from equity investment in partnerships                     2,174,742                               2,174,742
Rental income                                                            --                                      --
Interest and dividend income                                        132,073            (11,550)  e          120,523
Other income, net                                                   223,849                 --              223,849
                                                              -------------       ------------       --------------


Other income                                                      2,530,664            (11,550)           2,519,114
                                                              -------------       ------------       --------------

Net Income                                                        1,388,493            145,950            1,534,443
                                                              =============       ============       ==============

Net income per common share:
   Basic and diluted                                          $        0.45                      $             0.97
                                                              =============                          ==============

Weighted average number of common shares outstanding:
   Basic and diluted                                              3,056,002                      f        1,585,540
                                                              =============                          ==============

*  See explanations of pro forma adjustments below.

                    Regency Affiliates, Inc. and Subsidiaries
            Pro forma Condensed Consolidated Statements of Operations
                      For the Year Ended December 31, 2004
                                   (Unaudited)

                                                                                   Pro forma            Pro forma
                                                                Historical       Adjustments *          Balances
                                                              -------------      -------------       --------------
Net Sales                                                     $          --       $         --       $           --

Costs and expenses
     Selling, general and administrative expenses                 3,710,057           (210,000)  d        3,500,057
                                                              -------------       ------------       --------------

Loss from operations                                             (3,710,057)           210,000           (3,500,057)

Income from equity investment in partnerships                     1,215,498                               1,215,498
Rental income                                                         4,599                                   4,599
Interest and dividend income                                        261,948            (15,400)  e          246,548
Other income, net                                                     4,468                 --                4,468
                                                              -------------       ------------       --------------

Other income                                                      1,486,513            (15,400)           1,471,113
                                                              -------------       ------------       --------------

Net loss before income taxes                                     (2,223,544)           194,600           (2,028,944)

Income tax expense                                                   41,495                 --               41,495
                                                              -------------       ------------       --------------

Net loss                                                         (2,265,039)           194,600           (2,070,439)
                                                              =============       ============       ==============

Net loss per common share:
   Basic and diluted                                          $       (0.75)                         $        (1.34)
                                                              =============                          ==============

Weighted average number of common shares outstanding:
   Basic and diluted                                              3,019,317                      f        1,550,855
                                                              =============                          ==============

*  See explanations of pro forma adjustments below.

                    Regency Affiliates, Inc. and Subsidiaries
       Notes to the Pro forma Condensed Consolidated Financial Statements
                                   (Unaudited)

Pro forma Adjustments:

a. The total cost to acquire 21,512 fractional shares at $6.50 per share equals $139,828. Amount to be paid from cash.

b. Additional costs related to the transaction. See analysis of cost under the Section entitled "SOURCE OF FUNDS AND FINANCING OF THE TRANSACTION."

c. After the Transaction takes place the number of outstanding shares is 1,549,950 at par value of $.01 for a total par value of $15,500. The additional cost to acquire the fractional shares (item a. above) and the additional costs to complete the transaction (item b. above) are deducted from paid in capital.

d. The annual savings associated with being an entity on a non-reporting basis is estimated to be $210,000 per year or $157,500 for the nine month period.

e. The interest income that could have been earned on the $385,000 of cash used to complete the Transaction is estimated to be 4% or $15,400 per year and $11,550 for the nine month period.

f. The weighted average number of shares has been recomputed assuming the Transaction took place at the beginning of the period presented.

                    Regency Affiliates, Inc. and Subsidiaries
                    Selected Per Share Financial Information
                                   (Unaudited)

The following table sets forth selected historical per share information for Regency and pro forma per share information for Regency giving effect to the transaction as if it had been consummated as of the end of each period presented, in the case of book value per share information, and as of the beginning of the respective periods, in the case of income per share and weighted average share information. The information presented below is derived from (i) the consolidated historical financial statements of Regency, including the related notes thereto, and (ii) the unaudited pro forma consolidated financial statements. This table should be read in conjunction with the pro forma financial statements included herewith and the consolidated financial statements of Regency and the notes thereto included in Regency's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 and with Regency's Quarterly report on Form 10-QSB for the quarter ended September 30, 2005, which information is attached to and incorporated by reference in this proxy statement. As described in the assumptions to the unaudited pro forma financial statements, the pro forma per share information assumes that 21,512 shares of common stock will be cashed out in connection with the transaction, and that the total cash required for the transaction will be $384,828, included the cash paid for these shares, and amounts required to pay the other costs of the transaction. The pro forma information set forth below is not necessarily indicative of what Regency's financial position or results of operations actually would have been if the transaction had been consummated as of the above referenced dates or of Regency's financial position or results of operations in the future.

                                           As of and for the   As of and for the
                                           Nine Months Ended      Year Ended
                                           September 30, 2005  December 31, 2004
                                           ------------------  -----------------

Regency - Historical
--------------------
Net income per common share:
  Basic                                       $        0.45     $       (0.75)
  Diluted                                              0.41             (0.68)
Net book value per common share:
  Basic                                                6.24              5.82
  Diluted                                              5.65              5.26
Ratio of earnings to fixed charges                      -0-               -0-
Dividends per common share                              -0-               -0-
Weighted average common shares outstanding
  Basic                                           3,056,002         3,019,317
  Diluted                                         3,376,002         3,339,317

Regency -  Pro Forma
--------------------
Net income per common share:
  Basic                                       $        0.97     $       (1.34)
  Diluted                                              0.88             (1.21)
Net book value per common share:
  Basic                                               11.78             11.07
  Diluted                                             10.70             10.03
Ratio of earnings to fixed charges
Dividends per common share                              -0-               -0-
Weighted average common shares outstanding
  Basic                                           1,585,540         1,550,855
  Diluted                                         1,745,540         1,710,855

                              MANAGEMENT OF REGENCY

      Set forth below is information about the directors and executive officers of Regency.

DIRECTORS

      Name                 Age   Positions
      Laurence S. Levy      49   President, Chief Executive Officer and Chairman
      Neil Hasson           40   Chief Financial Officer and Director
      Stanley Fleishman     54   Non-Executive Director
      Errol Glasser         52   Non-Executive Director


EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

      Name                 Age   Positions
      Carol Zelinski        41   Secretary

Laurence S. Levy. Mr. Levy is Chairman of the Board of Directors, President, and Chief Executive Officer of the Company. Mr. Levy is the co-founder of Hyde Park Holdings, LLC, an investment firm specializing in leveraged buyouts. Mr. Levy acts as a principal investor at Hyde Park Holdings, LLC and is involved in identifying, financing, acquiring and managing companies operating in real estate, manufacturing, infrastructure, parking and sub-assembly. Mr. Levy is also the chairman of the board and chief executive officer of Rand Acquisition Corporation, an OTC bulletin board listed company formed in June 2004.

Neil N. Hasson. Mr. Hasson is a Director and Chief Financial Officer of the Company. In February 2005, Mr. Hasson was appointed as a Director of Citigroup Property Investors ("CPI"). CPI is an international real estate investment manager. Previously, Mr. Hasson was the head of European Real Estate for DLJ Real Estate Capital Partners, a $660 million real estate fund managed by Donaldson, Lufkin and Jenrette ("DLJ"), where he was involved with the acquisition of real estate throughout the world. Mr. Hasson joined DLJ as a Managing Director in New York in January 1995. Mr. Hasson currently serves as a non-executive director of Sterling Centrecorp, a real estate company listed on the Toronto Stock Exchange.

Stanley Fleishman. Mr. Fleishman is a Director of the Company. Since 1992, Mr. Fleishman has been President and CEO of Jetro Holdings, Inc., a wholesale distributor of dry and perishable retail groceries and food service items.

Errol Glasser. Mr. Glasser is a Director of the Company. Since 1993, Mr. Glasser has been President of Triangle Capital, LLC, a private investment and advisory company based in New York City. Previously, Mr. Glasser was a Managing Director at Kidder, Peabody & Co. with responsibility for its West Coast investment banking activity.

Carol Zelinski. Ms. Zelinski is the Secretary of the Company. Since 1997, Ms. Zelinski has been an analyst at Hyde Park Holdings, LLC, a private investment firm. Ms. Zelinski is not a Director of the Company.

Mr. Hasson is a citizen of the United Kingdom. Each of Messrs. Levy, Fleishman and Glasser and Ms. Zelinski is a citizen of the United States.

During the last five years, neither the Company nor, to its knowledge, any of its directors or executive officers or Royalty Management, Inc. or Royalty Holdings LLC has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decrees or final order enjoining future violations of or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect thereto.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth information regarding beneficial ownership of outstanding shares of our common stock as of December 12, 2005 by those individuals or groups who have advised us that they own more than five percent (5%) of such outstanding shares pre-transaction and the resulting ownership post-transaction. Beneficial ownership of common stock by individual directors and the executive officers is disclosed in the section immediately following.

                                                              Class
                                                              Shares
                                                   ---------------------------
                                                      Amount
Name and Address of                                Beneficially     Percent Of          Post-        Percent Of
Beneficial Owner                                      Owned            Class         Transaction       Class
--------------------------------------------       ------------     ----------       -----------     ----------

Royalty Holdings LLC and Royalty Management,
Inc. (1)                                           1,823,738 (1)        58.6%          911,869          58.8%

Raffles Associates, L.P. (2)                         167,567 (2)         5.4%           83,783           5.4%

Laurence S. Levy (1)                               1,998,738 (1)(3)     61.7%          999,369          61.9%

(1) The address and telephone number of such beneficial owner is c/o Hyde Park Holdings, LLC, 450 Park Avenue, New York, New York 10022, (212)644-3450. Based on information contained in the Amended Statement on Schedule 13D filed by such entities on June 24, 2005. Royalty Holdings LLC is a Delaware company in the principal business of investing in the Company. The principal business of Royalty Management, Inc. is manager of Royalty Holdings LLC. Royalty Management, Inc., a Delaware corporation, is the Manager of Royalty Holdings LLC. Laurence S. Levy is the president, sole director and sole stockholder of Royalty Inc.

(2) The address of such beneficial owner is 450 Seventh Avenue, New York, New York 10123. Based on information contained in the amended Statement on
      Schedule 13G filed by such entity on January 20, 2005.

(3) The address of such beneficial owner is c/o Hyde Park Holdings, LLC, 450 Park Avenue, New York, New York 10022. Comprised of (i) the 1,823,738 shares that are beneficially owned by Royalty Management, Inc., of which Mr. Levy is the President, sole director and sole stockholder, (ii) 50,000 shares held by Mr. Levy and (iii) 125,000 shares underlying currently exercisable options granted to Mr. Levy under the Company's 2003 Stock Incentive Plan, as amended.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information as of December 12, 2005 regarding the ownership of Common Stock pre-transaction and the resulting ownership of Common Stock post-transaction by each director and executive officer and all directors and executive officers of the Company as a group. Except as otherwise indicated, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder.


                                                 Class
                                                Shares
                                     --------------------------

                                        Amount
Name and Address of                  Beneficially    Percent of      Post-        Percent Of
Beneficial Owner                        Owned          Class       Transaction      Class
----------------------------------------------------------------------------------------------

Laurence S. Levy (1)                  1,998,738 (2)     61.7%        999,369        61.9%


Neil N. Hasson (1)                      175,000 (3)      5.4%         87,500         5.4%

Errol Glasser (5)                        18,750 (4)        *%          9,375           *%

Stanley Fleishman (6)                    14,500 (4)        *%          7,250           *%

Carol Zelinski (1)                            0            0%              0           0%

All current Directors and             2,206,988         65.1%       1,103,494       65.4%
Executive Officers as a group

(1) The address and telephone number of such beneficial owner is c/o Hyde Park Holdings, LLC, 450 Park Avenue, New York, New York 10022, (772)334-8181.

(2) Comprised of (i) the 1,823,738 shares that are beneficially owned by Royalty Management, Inc., of which Mr. Levy is the President, sole director and sole stockholder, (ii) 50,000 shares held by Mr. Levy and
      (iii) 125,000 shares underlying currently exercisable options granted to Mr. Levy under the Company's 2003 Stock Incentive Plan, as amended.

(3) Comprised of 125,000 shares of Common Stock underlying options currently exercisable granted to Mr. Hasson under the Company's 2003 Stock Incentive Plan, as amended.

(4) Includes 12,500 shares of Common Stock underlying stock options currently exercisable or exercisable within sixty days issued to such individual under the Company's 2003 Stock Incentive Plan, as amended.

(5) The address of such beneficial owner is 505 Park Avenue, New York, New York 10022.

(6) The address of such beneficial owner is c/o Jetro, 15-24 132rd Street, College Point, New York 10123.

*     Less than 1%.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loan Facility

      In order to satisfy the Company's working capital needs, in April 2003 the Company obtained a loan facility from Royalty Holdings LLC, an affiliate of Messrs. Levy and Hasson, pursuant to which the Company could have borrowed up to an aggregate of $300,000 from Royalty Holdings LLC. Amounts borrowed were evidenced by a demand note bearing interest of 8% per annum. On July 3, 2003, the Company repaid all amounts outstanding under the $300,000 working capital loan facility from Royalty Holdings LLC, and terminated the facility. The payment amount consisted of $180,000 of principal and $2,910 of accrued and unpaid interest.

License Agreement

      Pursuant to a License Agreement entered into in March 2003, Royalty Management, Inc., which is wholly-owned by Laurence S. Levy, the Company's President, Chief Executive Officer and a director, provides New York City office space, office supplies and office services to the Company for $100,000 per year.

Note Conversion

      On July 3, 2003 Royalty Holdings LLC converted the remaining $2,004,098 outstanding principal amount of its Convertible Promissory Note plus accrued interest into 1,037,738 shares of Common Stock. The note had been issued to Royalty Holdings LLC as part of the Company's October 2002 recapitalization transactions.

Note Repayment

      On July 3, 2003 the Company repaid the full $1,250,000 principal amount of, and all accrued and unpaid interest under, the 9% Promissory Note of the Company held by Royalty Holdings LLC. The note had been issued to Royalty Holdings LLC as part of the Company's October 2002 recapitalization transactions.

Employment Agreements

      We are a party to employment agreements with Laurence S. Levy, our current President and Chief Executive Officer, and with Neil Hasson, our current Chief Financial Officer. Under each employment agreement, the executive's employment terminates upon the date on which the executive attains retirement age, provided that the executive may terminate his employment upon 30 days notice to Regency and he may be removed from office upon death or disability or for just cause. The employment agreements provide for a base annual salary of no less than $150,000 for Mr. Levy and no less than $50,000 for Mr. Hasson, a discretionary bonus and other customary benefits. The employment agreements also provide for the issuance to each of Messrs. Levy and Hasson, of options to purchase 25,000 shares of our common stock for $1.35 per share. Such options were issued in April 2003 pursuant to the Company's 2003 Stock Incentive Plan.

National Resource Development Corporation; Iron Mountain Resources, Inc.

      Until December 2001, our 80%-owned subsidiary, NRDC had as its principal asset approximately 70 million short tons of Aggregate located at the site of the Groveland Mine in Dickinson County, Michigan. NRDC never consummated sales of material amounts of Aggregate. In December 2001, the Aggregate was sold to Iron Mountain, a 75% owned subsidiary of Regency. The purchase price was $18,200,000 and was payable, with interest of 2.46%, in ninety-six equal payments of principal and interest commencing December 2003. Iron Mountain was unsuccessful in its efforts to sell the Aggregate and, in December 2003, defaulted under the note to NDRC. In February 2005, in lieu of foreclosure, Iron Mountain re-conveyed the Aggregate to NRDC and the note was deemed satisfied.

                         COST OF SOLICITATION OF PROXIES

      The cost of this solicitation will be paid by Regency. In addition to the solicitation of proxies by mail, the directors, officers and employees of Regency may solicit proxies personally or by telephone or telegraph. Regency may request persons holding shares in their names for others to forward soliciting materials to their principals to obtain authorization for the execution of proxies, and Regency may reimburse such persons for their expenses in doing so. Regency does not intend to retain a professional proxy solicitation firm to assist in the solicitation of proxies.

                              STOCKHOLDER PROPOSALS

      Proposals for the Company's next annual meeting should be directed to the attention of Corporate Secretary, 610 N.E. Jensen Beach Blvd., Jensen Beach, Florida 34957. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2006 annual meeting of stockholders.

      According to the by-laws of the Company, at any annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 80 days nor more than 180 days prior to the meeting; provided, however, that if the date of the public meeting was not announced more than 90 days prior to the meeting, notice to be timely delivered must be delivered to the Secretary of the Company not later than the close of business on the 10th day following the date on which the meeting date was communicated to stockholders. The by-laws contain provisions for the content of a proper notice.

                                  OTHER MATTERS

      In accordance with Regency's Bylaws relating to special meetings of stockholders, no other business may be presented at the Special Meeting other than matters set forth herein which will be presented for consideration at the Special Meeting or which are incidental to the conduct of the Special Meeting.

      All proxies received duly executed will be voted. You are requested to sign and date the enclosed proxy and mail it promptly in the enclosed envelope. If you later desire to vote in person, you may revoke your proxy, either by written notice to Regency or in person at the meeting, without affecting any vote previously taken.

                       WHERE YOU CAN FIND MORE INFORMATION

      The Transaction will result in a "going private" Transaction subject to Rule 13e-3 of the Exchange Act. Regency has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the Transaction. The Schedule 13E-3 contains additional information about Regency. Copies of the Schedule 13E-3 are available for inspection and copying at the principal executive offices of Regency during regular business hours by any interested stockholder of Regency, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Corporate Secretary, 610 N.E. Jensen Beach Blvd., Jensen Beach, Florida 34957.

      Regency is currently subject to the information requirements of the Exchange Act and files periodic reports, proxy statements and other information with the Securities and Exchange Commission relating to its business, financial and other matters.

      Copies of such reports, proxy statements and other information, as well as the Schedule 13E-3, may be copied (at prescribed rates) at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549. For further information concerning the SEC's public reference rooms, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC's Internet address at "http://www.sec.gov." The Company's common stock is quoted on the Over the Counter Bulletin Board under the symbol "RAFI.OB."

                       DOCUMENTS INCORPORATED BY REFERENCE

      Incorporated by reference herein are the documents listed below that Regency has filed previously with the SEC. They contain important information about Regency and its financial condition.


o     Regency's Annual Report on Form 10-K/A for the year ended December 31,
      2004.

o Regency's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005.


      The information incorporated by reference should be considered part of this proxy statement except for any information superseded by information contained directly in this proxy statement.

      Upon written request by any stockholder, Regency shall deliver, without charge, by first class mail a copy of any and all of the information (not including exhibits) that has been incorporated by reference in this Proxy Statement. Such requests should be made in writing and directed to Corporate Secretary, 610 N.E. Jensen Beach Blvd., Jensen Beach, Florida 34957.

      We have not authorized anyone to give any information or make any representation about the Transaction or us that differs from, or adds to, the information in this proxy statement or in our documents that are publicly filed with the SEC. If anyone does give you different or additional information, you should not rely on it.

BY ORDER OF THE BOARD OF DIRECTORS


/s/ LAURENCE S. LEVY
PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                   APPENDIX A

                           FOR USE BY STOCKHOLDERS OF
                            REGENCY AFFILIATES, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
                                JANUARY ___, 2006

The undersigned hereby appoints Laurence S. Levy and Neil N. Hasson and each or either of them, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote as designated below, all shares of the $0.01 par value Common Stock of the undersigned of Regency Affiliates, Inc. at a Special Meeting of Stockholders to be held at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York , on January ___, 2006, at 10:00 a.m.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS REFERRED TO BELOW. THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE PROPOSAL.

      PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-100 REVERSE STOCK SPLIT, IMMEDIATELY FOLLOWED BY A 50-FOR-1 FORWARD STOCK SPLIT, OF THE COMPANY'S THEN OUTSTANDING COMMON STOCK.

                       FOR          AGAINST         ABSTAIN
                       |_|            |_|             |_|

The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

Receipt of Notice of Special Meeting and accompanying Proxy Statement is hereby acknowledged. Any proxy heretofore given to vote said shares is hereby revoked.

Please date, sign exactly as printed and return promptly in the enclosed postage-paid envelope.

                                        Date: ____________

                                        ________________________________________

                                        ________________________________________

                                        (When signing as attorney, executor,
                                        administrator, trustee, guardian, etc.
                                        give title as such. If a joint account,
                                        each joint owner should sign
                                        personally.)

Appendix B

            Proposed Form of Amendment to Effect Reverse Stock Split
                            CERTIFICATE OF AMENDMENT
                         TO CERTIFICATE OF INCORPORATION
                                       OF
                            REGENCY AFFILIATES, INC.

      REGENCY AFFILIATES, INC., a Delaware corporation (the "Corporation"), does hereby certify that:

      FIRST: This Certificate of Amendment amends the provisions of the Corporation's Certificate of Incorporation, as amended (the "Certificate of Incorporation").

      SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and shall become effective at 11:58 p.m., Eastern Time, on ___, 2006.

      THIRD: Article "FOURTH" of the Corporation's Certificate of Incorporation shall be and is hereby amended by adding the following to the end thereof:

      Without regard to any other provision of this Certificate of Incorporation, each one (1) share of Common Stock issued and outstanding immediately prior to 11:59 p.m., Eastern Time, on ___, 2006 (the "Reverse Split Effective Time") shall be and is hereby automatically reclassified and changed (without any further act) into one-one hundredth (1/100th) of a fully-paid and nonassessable share of Common Stock, provided that no fractional shares shall be issued to any holder of record of fewer than 100 shares of Common Stock immediately prior to the Reverse Split Effective Time, and provided further that instead of issuing fractional shares to such holders, the Corporation shall pay an amount in cash equal to $6.50 per share of Common Stock held by such holders immediately prior to the Reverse Split Effective Time. Promptly after the Reverse Split Effective Time, the Corporation shall send to all persons who were holders of record of fewer than 100 shares of Common Stock immediately prior to the Effective Time instructions for surrendering their certificates for such shares in exchange for payment of the cash consideration therefor. Pending the surrender and exchange of such certificates, such certificates shall represent only the right of the record holder thereof to receive, upon surrender thereof, payment of the cash consideration therefor, at the rate of $6.50 for each share of Common Stock held immediately prior to the Reverse Split Effective time, to which such holder has become entitled under this paragraph.


      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this ___day of ___, 2006.

                                        REGENCY AFFILIATES, INC.


                                        By:
                                               ---------------------------------

                                        Name:
                                               ---------------------------------

                                        Title:
                                               ---------------------------------

     Proposed Form of Certificate of Amendment to Effect Forward Stock Split
                            CERTIFICATE OF AMENDMENT
                         TO CERTIFICATE OF INCORPORATION
                                       OF
                            REGENCY AFFILIATES, INC.

      REGENCY AFFILIATES, INC., a Delaware corporation (the "Corporation"), does hereby certify that:

      FIRST: This Certificate of Amendment amends the provisions of the Corporation's Certificate of Incorporation, as amended (the "Certificate of Incorporation").

      SECOND: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware and shall become effective at 11:59 p.m., Eastern Time, on ___, 2006.

      THIRD: Article "FOURTH" of the Corporation's Certificate of Incorporation shall be and is hereby amended by adding the following to the end thereof:

      Without regard to any other provision of this Certificate of Incorporation (but after giving effect to the reverse stock split and cash out of certain fractional share interests effected pursuant to the immediately preceding paragraph), each one (1) share of Common Stock issued and outstanding immediately prior to 11:59 p.m., Eastern Time, on ___, 2006 (the "Forward Split Effective Time") (and each fractional share held of record by any record holder of one or more whole shares of Common Stock immediately prior to the Forward Split Effective Time) shall be and is hereby automatically reclassified and changed (without any further act) into fifty (50) fully-paid and nonassessable shares of Common Stock (or, with respect to such fractional shares, such lesser number of shares as may be applicable based upon such 50-for-1 ratio), provided that instead of issuing fractional shares, the Corporation shall pay an amount in cash equal to $6.50 per fractional share to which such holder would be entitled immediately after the Forward Split Effective Time.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this ___day of ___, 2006.

                                        REGENCY AFFILIATES, INC.


                                        By:
                                               ---------------------------------

                                        Name:
                                               ---------------------------------

                                        Title:
                                               ---------------------------------

Appendix C

                                     [LOGO]
                             SANDERS MORRIS HARRIS]

October 14, 2005

The Board of Directors
Regency Affiliates, Inc.
610 NE Jensen Beach Boulevard
Jensen Beach, FL 34957

Board of Directors:

We understand that Regency Affiliates, Inc. (the "Company") is considering entering into a transaction involving a reverse stock split (the "Reverse Stock Split") and deregistration of the Company's common stock (together with the Reverse Stock Split, the "Transaction").

We have been retained to act as financial advisor to the Independent Directors of the Company, to undertake a study and to issue an opinion ("Opinion") to the Board of Directors as to the fairness from a financial point of view to the shareholders of the Company of the financial consideration to be paid by the Company for the fractional shares resulting from the Reverse Stock Split. We have not been requested to opine as to, and our Opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Transaction.

In arriving at the Opinion, we have reviewed and analyzed, among other things:

      1. Publicly available information concerning the Company that we believe to be relevant to our analysis, including, without limitation, the Company's 10-Ks and 10Q for the past fiscal year;

      3. Certain financial and operating information with respect to the business, operations, and prospects of the Company and its operating holdings, including financial and operating projections furnished by the management of the Company;

      4. The historical market prices of the Company's publicly traded securities during the last five years;

      5. The independent analyses conducted by other firms relating to previous transactions conducted by the Company and appraisals of various operating holdings of the Company;

      6. A comparison of the historical financial results and present financial condition of the Company and its operating holdings with those of other publicly-traded companies that we deemed relevant;

      7. An analysis of the historical impact of deregistration on the trading values in other comparable transactions;

      8. An analysis of the pro forma impact of the deregistration on the future financial performance of the Company;

      9. Reviewed published estimates of independent research analysts with respect to the future financial performance of companies comparable to the Company;

      10. The views of the management of the Company with respect to the Transaction and other matters concerning the Company and its operating holdings; and

      11. Such other information, financial studies, analyses and investigations as we deemed relevant.

In arriving at our Opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company and its operating holdings, upon advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgment of the management of the Company as to the future financial performance of the Company and its operating holdings, and that the Company and its operating holdings will perform substantially in accordance with such projections. Upon advice of the Company, we have assumed that the NOL schedule provided to us by the Company has been reasonably prepared on a basis reflecting the best currently available historical information and judgments of the management of Company. In arriving at our Opinion, we have not conducted a physical inspection of the properties and facilities of the Company and its operating holdings, and we have not had direct communications with the operating management of the Company's holdings. As part of our analyses, we relied on independent appraisals obtained by the Company in prior transactions and have not made or obtained from third parties any evaluations or appraisals of the assets and liabilities of the Company or its operating holdings.

With respect to all legal, accounting, and tax matters arising in connection with the Transaction, we have relied without independent verification on the accuracy and completeness of the advice provided to the Company by its legal counsel, accountants, and other financial advisers.

In arriving at this Opinion, Sanders Morris Harris Inc. ("SMH") did not attribute any particular weight to any analysis or factor considered by it. Accordingly, SMH believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this Opinion.

SMH has acted as a financial advisor to the Company in connection with the Transaction and will receive a fee upon the delivery of this Opinion. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of our engagement. SMH has not performed investment banking services for the Company in the past or received fees for other services. In the ordinary course of business, SMH or its affiliates may actively trade in the Company's securities for their own accounts and for the accounts of SMH's customers and, accordingly, may at any time hold a long or short position in such securities.

This Opinion is for the use and benefit of the Board of Directors of the Company and is provided to the Board of Directors in connection with its consideration of the Transaction. This Opinion does not address the Company's underlying business decision to pursue the Transaction, the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or the effects of any other transaction in which the Company might engage. In addition, we express no opinion as to the price at which shares of common stock of the Company actually will trade following announcement of the Reverse Stock Split.

Our Opinion is subject to the assumptions and conditions contained herein and is based upon market, economic, financial and other conditions as they exist and can be evaluated on, and on the information available to us as of, the date of this letter. We assume no responsibility for updating or revising our Opinion based on circumstances or events occurring after the date hereof. The letter is not to be used for any other purpose, or to be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent, provided, however, that SMH consents to the inclusion of the text of this Opinion in any notice or appropriate disclosure to the public shareholders of the Company and in any filing the Company is required by law to make.

Based upon and subject to the foregoing, it is our Opinion that, as of the date hereof, the financial consideration to be paid by the Company for the fractional shares resulting from the Reverse Stock Split is fair from a financial point of view to shareholders of the Company.

                                                      Sanders Morris Harris Inc.


                                                      By: /s/ Michael Fitzgerald
                                                          ----------------------
                                                          Michael Fitzgerald
                                                          Managing Director